                                                                   Exhibit 10.14


                         RECEIVABLES PURCHASE AGREEMENT


                            dated as of May 10, 2002


                                      Among

                      PDC FUNDING COMPANY, LLC, as Seller,


                     PATTERSON DENTAL COMPANY, as Servicer,


                   PREFERRED RECEIVABLES FUNDING CORPORATION,


                     THE FINANCIAL INSTITUTIONS PARTY HERETO


                                       and


                       BANK ONE, NA (MAIN OFFICE CHICAGO),
                                    as Agent

                         RECEIVABLES PURCHASE AGREEMENT

     This Receivables Purchase Agreement, dated as of May 10, 2002, is by and among PDC Funding Company, LLC, a Minnesota limited liability company ("Seller"), Patterson Dental Company, a Minnesota corporation (together with its successors and assigns "PDCo"), as initial Servicer (the Servicer together with Seller, the "Seller Parties" and each a "Seller Party"), the entities listed on Schedule A to this Agreement (together with any of their respective successors and assigns hereunder, the "Financial Institutions"), Preferred Receivables Funding Corporation ("Conduit") and Bank One, NA (Main Office Chicago), as agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the "Agent"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

                             PRELIMINARY STATEMENTS

     Seller desires to transfer and assign Purchaser Interests to the Purchasers from time to time.

     Conduit may, in its absolute and sole discretion, purchase Purchaser Interests from Seller from time to time.

     In the event that Conduit declines to make any purchase, the Financial Institutions shall, at the request of Seller, purchase Purchaser Interests from time to time. In addition, the Financial Institutions have agreed to provide a liquidity facility to Conduit in accordance with the terms hereof.

     Bank One, NA (Main Office Chicago) has been requested and is willing to act as Agent on behalf of Conduit and the Financial Institutions in accordance with the terms hereof.

                                    ARTICLE I
                              PURCHASE ARRANGEMENTS

          Section 1.1 Purchase Facility.

               (a) Upon the terms and subject to the conditions hereof, Seller may, at its option, sell and assign Purchaser Interests to the Agent for the benefit of one or more of the Purchasers. In accordance with the terms and conditions set forth herein, Conduit may, at its option, instruct the Agent to purchase on behalf of Conduit, or if Conduit shall decline to purchase, the Agent shall purchase, on behalf of the Financial

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

Institutions, Purchaser Interests from time to time in an aggregate amount not to exceed at such time the lesser of (i) the Purchase Limit and (ii) the aggregate amount of the Commitments during the period from the date hereof to but not including the Facility Termination Date.

               (b) Seller may, upon at least 10 Business Days' prior notice to the Agent, terminate in whole or reduce in part, ratably among the Financial Institutions, the unused portion of the Purchase Limit; provided that each partial reduction of the Purchase Limit shall be in an amount equal to $5,000,000 or an integral multiple thereof.

          Section 1.2 Increases.

          Seller shall provide the Agent with at least two Business Days' prior notice in a form set forth as Exhibit II hereto of each Incremental Purchase (a "Purchase Notice"). Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable, shall specify the requested Purchase Price (which shall not be less than $10,000,000 and in additional increments of $100,000) and date of purchase (which, in the case of any Incremental Purchase (after the initial Incremental Purchase hereunder), shall only be on a Settlement Date) and, in the case of an Incremental Purchase to be funded by the Financial Institutions, the requested Discount Rate and Tranche Period and shall be accompanied by a current listing of all Receivables (including any Receivables to be purchased by Seller under the Receivables Sale Agreement on the date of purchase specified in such Purchase Notice). Following receipt of a Purchase Notice, the Agent will determine whether Conduit agrees to make the purchase. If Conduit declines to make a proposed purchase, Seller may cancel the Purchase Notice or, in the absence of such a cancellation, the Incremental Purchase of the Purchaser Interest will be made by the Financial Institutions. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VI, Conduit or the Financial Institutions, as applicable, shall deposit to the Facility Account, in immediately available funds, no later than 12:00 noon (Chicago time), an amount equal to (i) in the case of Conduit, the aggregate Purchase Price of the Purchaser Interests Conduit is then purchasing or (ii) in the case of a Financial Institution, such Financial Institution's Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests the Financial Institutions are purchasing.

          Section 1.3 [Intentionally Omitted].

          Section 1.4 Payment Requirements. All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (Chicago time) on the day when due in immediately available funds, and if not received before 11:00 a.m. (Chicago time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Purchaser they shall be paid to the Agent, for the account of

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

such Purchaser, at 1 Bank One Plaza, Chicago, Illinois 60670 until otherwise notified by the Agent. Upon notice to Seller, the Agent may debit the Facility Account for all amounts due and payable hereunder. All computations of Financial Institution Yield, per annum fees calculated as part of any CP Costs, per annum fees hereunder and per annum fees under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

                                   ARTICLE II
                            PAYMENTS AND COLLECTIONS

          Section 2.1 Payments. Notwithstanding any limitation on recourse contained in this Agreement, Seller shall immediately pay to the Agent when due, for the account of the relevant Purchaser or Purchasers on a full recourse basis, (i) such fees as set forth in the Fee Letter (which fees shall be sufficient to pay all fees owing to the Financial Institutions), (ii) all amounts payable as CP Costs, (iii) all amounts payable as Financial Institution Yield, (iv) all amounts payable as Deemed Collections (which shall be immediately due and payable by Seller and applied to reduce outstanding Aggregate Capital hereunder in accordance with Sections 2.2 and 2.3 hereof), (v) all amounts required pursuant to Section 2.5 or 2.6, (vi) all amounts payable pursuant to Article X, if any, (vii) all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables, (viii) all Broken Funding Costs, (ix) all Hedging Obligations and (x) all Default Fees (collectively, the "Obligations"). If any Person fails to pay any of the Obligations when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid. Notwithstanding the foregoing, no provision of this Agreement or the Fee Letter shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law. If at any time Seller receives any Collections or is deemed to receive any Collections, Seller shall immediately pay such Collections or Deemed Collections to the Servicer for application in accordance with the terms and conditions hereof and, at all times prior to such payment, such Collections or Deemed Collections shall be held in trust by Seller for the exclusive benefit of the Purchasers and the Agent.

          Section 2.2 Collections Prior to Amortization.

               (a) Collections Generally. On any day prior to the Amortization Date that the Servicer receives any Collections and/or Deemed Collections, such Collections and/or Deemed Collections shall be set aside and held in trust by the Servicer in the Collection Accounts in the manner set forth in Sections 7.1(j) and 8.2. Prior to the Amortization Date, all such amounts shall be applied as set forth in this Section 2.2. The Servicer shall, on each Settlement Date, determine the portion of Collections set aside in

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

accordance with the first sentence of this Section 2.2 during the related Settlement Period which constitute Principal Collections and the portion of such Collections which constitute Finance Charge Collections. On each Settlement Date, the Servicer shall remit the Principal Collections set aside pursuant to this subsection (a) to an account designated by the Agent (the "Agent's Account") to be distributed in accordance with subsection (b) below and the Servicer shall remit the Finance Charge Collections set aside pursuant to this subsection (a) to the Agent's Account to be distributed in accordance with subsection (c) below.

                  (b) Application of Principal Collections. On each Settlement Date, the Agent will apply the Principal Collections deposited to the Agent's Account pursuant to Section 2.2(a) to make the following distributions in the following amounts and order of priority:

                         first, to each Terminating Financial Institution, an amount equal to such Terminating Financial Institution's Termination Percentage of such Principal Collections for the ratable reduction of the Capital of each such Terminating Financial Institution, and second, if any Purchase Notice shall have been delivered in accordance with Section 1.2, to Seller to fund the Purchase Price of the Incremental Purchase to be made on such date; otherwise, to the Agent for the account of the Purchasers (other than any Terminating Financial Institution) as a further reduction of Aggregate Capital.

                  (c) Application of Finance Charge Collections. On each Settlement Date, the Agent will apply the Finance Charge Collections deposited to the Agent's Account pursuant to Section 2.2(a), together with the Hedge Floating Amount, if any, paid to the Servicer by the Hedge Provider pursuant to the Hedging Agreement and any net income from Permitted Investments deposited to the Agent's Account pursuant to Section 2.8, to make the following distributions in the following amounts and order of priority:

                  first, if the Hedging Agreement shall be in effect, to the Hedge Provider, the Hedge Fixed Amount, if any, due to the Hedge Provider pursuant to the Hedging Agreement as of such Settlement Date, second, to the reimbursement of the Agent's costs of collection and enforcement of this Agreement,

                  third, to the Agent for the account of the Purchasers, all accrued and unpaid fees under the Fee Letter and all accrued and unpaid CP Costs and Financial Institution Yield, including any accrued CP Costs and Financial Institution Yield in

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

     respect of Capital reduced pursuant to clause second of subsection (b) above, together with any Broken Funding Costs,

               fourth, if the Servicer is not then Seller or an Affiliate of Seller, to the Servicer in payment of the Servicing Fee,

               fifth, to the Agent as a reduction of Aggregate Capital an amount necessary to pay in full the Outstanding Balance of any Receivables that became Defaulted Receivables during the related Settlement Period and Receivables that became Defaulted Receivables during any prior Settlement Period that have not previously been the subject of payment hereunder, sixth, if Seller or an Affiliate of Seller is then acting as Servicer, to the Servicer in payment of the Servicing Fee,

               seventh, to the applicable Persons, for the ratable payment in full of all other unpaid Obligations, and eighth, the balance, if any, (i) to the Agent for deposit to the Second-Tier Account if the conditions of Section 7.3 requiring that the Hedging Agreement be in effect have occurred, but the Hedging Agreement is not then in effect (such amount to be set aside and held in trust for application in accordance with this Section 2.2(c) on the next occurring Settlement Date) and (ii) otherwise, to the Seller.

               (d) Each Terminating Financial Institution shall be allocated a ratable portion of Collections from the date of any assignment by Conduit pursuant to Section 13.6 (the "Termination Date") until such Terminating Financial Institution's Capital shall be paid in full. This ratable portion shall be calculated on the Termination Date of each Terminating Financial Institution as a percentage equal to (i) Capital of such Terminating Financial Institution outstanding on its Termination Date, divided by (ii) the Aggregate Capital outstanding on such Termination Date (the "Termination Percentage"). Each Terminating Financial Institution's Termination Percentage shall remain constant prior to the Amortization Date. On and after the Amortization Date, each Termination Percentage shall be disregarded, and each Terminating Financial Institution's Capital shall be reduced ratably with all Financial Institutions in accordance with Section 2.3.

          Section 2.3 Collections Following Amortization. On the Amortization Date and on each day thereafter, the Servicer shall set aside and hold in trust for the Purchasers, in the Collection Accounts in the manner set forth in Sections 7.1(j) and 8.2, all Collections and/or Deemed Collections received on such day and any additional amount for the payment of any accrued and unpaid Obligations owed by Seller and not previously paid

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

by Seller in accordance with Section 2.1. On and after the Amortization Date, the Servicer shall, at any time upon the request from time to time by (or pursuant to standing instructions from) the Agent (i) remit to the Agent's Account the amounts set aside pursuant to the preceding sentence, and (ii) apply such amounts at the Agent's direction to reduce the Aggregate Capital and any other Aggregate Unpaids. If there shall be insufficient funds on deposit for the Servicer to distribute funds in payment in full of the aforementioned amounts, the Servicer shall distribute funds:

          first, if the Hedging Agreement shall be in effect, the Hedge Fixed Amount, if any due to the Hedge Provider pursuant to the Hedging Agreement as of such Settlement Date,

          second, to the reimbursement of the Agent's costs of collection and enforcement of this Agreement,

          third, ratably to the payment of all accrued and unpaid fees under the Fee Letter and all accrued and unpaid CP Costs and Financial Institution Yield,

          fourth, to the payment of the Servicer's reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables, including the Servicing Fee, if Seller, or one of its Affiliates is not then acting as the Servicer, fifth, for the ratable payment of all other unpaid Obligations, provided that to the extent such Obligations relate to the payment of Servicer costs and expenses, including the Servicing Fee, when Seller or one of its Affiliates is acting as the Servicer, such costs and expenses will not be paid until after the payment in full of all other Obligations, sixth, to the ratable reduction of Aggregate Capital to zero,

          seventh, to the ratable payment in full of all other Aggregate Unpaids, and eighth, after the Aggregate Unpaids have been indefeasibly reduced to zero and this Agreement has terminated in accordance with its terms, any remaining Collections shall be remitted to Seller.

          Section 2.4 Ratabe Payments. Collections applied to the payment of Aggregate Unpaids shall be distrbed in accordance with the aforementioned provisions, and giving effect to each of the priorities set forth in Sections
2.2 and 2.3 above, shall be shared ratably (within each priority) among the Agent and the Purchasers in accordance

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.

          Section 2.5 Payment Rescission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Agent (for application to the Person or Persons who suffered such rescission, return or refund) the full amount thereof, plus the Default Fee from the date of any such rescission, return or refunding.

          Section 2.6 Maximum Purchaser Interests. Seller shall ensure that the Purchaser Interests of the Purchasers shall at no time exceed in the aggregate 100%. If the aggregate of the Purchaser Interests of the Purchasers exceeds 100%, Seller shall pay to the Agent within one (1) Business Day an amount to be applied to reduce the Aggregate Capital (as allocated by the Agent), such that after giving effect to such payment the aggregate of the Purchaser Interests equals or is less than 100%.

          Section 2.7 Clean Up Call. In addition to Seller's rights pursuant to
Section 1.3, Seller shall have the right (after providing written notice to the Agent in accordance with the Required Notice Period), at any time following the reduction of the Aggregate Capital to a level that is less than 10.0% of the original Purchase Limit, to repurchase from the Purchasers all, but not less than all, of the then outstanding Purchaser Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser or the Agent.

          Section 2.8 Investment of Collections in Second-Tier Account. All amounts from time to time held in, deposited in or credited to, the Second-Tier Account shall be invested by the Servicer (as agent for the Agent) in Permitted Investments selected in writing by the Servicer. All such investments shall at all times be held by or on behalf of the Agent for the benefit of the Purchasers and the Hedge Provider (if any), provided, that neither the Agent, any Purchaser nor the Hedge Provider shall be held liable in any way by reason of any loss arising from the investment of amounts on deposit in the Second-Tier Account in Permitted Investments. All income or other gain from investment of monies deposited in or credited to the Second-Tier Account shall be deposited in or credited to the Second-Tier Account immediately upon receipt, and any loss resulting from such investment shall be charged thereto. Any net income from such investments shall be transferred to the Agent's Account on a monthly basis on the Business Day preceding each Settlement Date to be applied in accordance with Section 2.2. Except as permitted in writing by the Agent,

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

funds on deposit in the Second-Tier Account shall be invested in Permitted Investments that will mature no later than the Business Day immediately preceding the next Settlement Date. No Permitted Investment shall be sold or otherwise disposed of prior to its scheduled maturity date unless a default occurs with respect to such Permitted Investment and the Agent directs the Servicer in writing to dispose of such Permitted Investment.

          Section 2.9 PDCo Advances. If, on any Settlement Date occurring when the Hedging Agreement is required to be in effect pursuant to Section 7.3 but such Hedging Agreement is not in full force and effect, Finance Charge Collections are insufficient to pay the amounts set forth in clauses second and third of Section 2.2(c), PDCo shall advance, by payment to the Agent for the account of the Purchasers, an amount equal to the lesser of (a) such shortfall and (b) the product of (i) 5% minus Excess Spread (to the extent that Excess Spread is less than 5% but greater than zero) and (ii) the aggregate Outstanding Balance of all Receivables. The obligations of PDCo under the preceding sentence shall be absolute and irrevocable, and shall not be affected by any termination of PDCo as Servicer pursuant to Section 8.1 or by any other event.

                                   ARTICLE III
                                 CONDUIT FUNDING

          Section 3.1 CP Costs. Seller shall pay CP Costs with respect to the Capital associated with each Purchaser Interest of Conduit for each day that any Capital in respect of such Purchaser Interest is outstanding.

          Section 3.2 CP Costs Payments. On each Settlement Date, Seller shall pay to the Agent (for the benefit of Conduit) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the Capital associated with all Purchaser Interests of Conduit for the related Settlement Period in accordance with Article II.

          Section 3.3 Calculation of CP Costs. On the third Business Day immediately preceding each Settlement Date, Conduit shall calculate the aggregate amount of CP Costs for the related Settlement Period and shall notify Seller of such aggregate amount.

                                   ARTICLE IV
                          FINANCIAL INSTITUTION FUNDING

          Section 4.1 Financial Institution Funding. Each Purchaser Interest of the Financial Institutions shall accrue Financial Institution Yield for each day during its Tranche Period at either the LIBO Rate or the Prime Rate in accordance with the terms and conditions hereof. Until Seller gives notice to the Agent of another Discount Rate in

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

accordance with Section 4.4, the initial Discount Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof shall be the Prime Rate. If the Financial Institutions acquire by assignment from Conduit any Purchaser Interest pursuant to Article XIII, each Purchaser Interest so assigned shall each be deemed to have a new Tranche Period commencing on the date of any such assignment.

          Section 4.2 Financial Institution Yield Payments. On the Settlement Date for each Purchaser Interest of the Financial Institutions, Seller shall pay to the Agent (for the benefit of the Financial Institutions) an aggregate amount equal to the accrued and unpaid Financial Institution Yield for the entire Tranche Period of each such Purchaser Interest in accordance with Article II.

          Section 4.3 Selection and Continuation of Tranche Periods.

               (a) With consultation from (and approval by) the Agent, Seller shall from time to time request Tranche Periods for the Purchaser Interests of the Financial Institutions, provided that, if at any time the Financial Institutions shall have a Purchaser Interest, Seller shall always request Tranche Periods such that at least one Tranche Period shall end on the date specified in clause (A) of the definition of Settlement Date.

               (b) Seller or the Agent, upon notice to and consent by the other received at least three (3) Business Days prior to the end of a Tranche Period (the "Terminating Tranche") for any Purchaser Interest, may, effective on the last day of the Terminating Tranche: (i) divide any such Purchaser Interest into multiple Purchaser Interests, (ii) combine any such Purchaser Interest with one or more other Purchaser Interests that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Purchaser Interest with a new Purchaser Interests to be purchased on the day such Terminating Tranche ends, provided, that in no event may a Purchaser Interest of Conduit be combined with a Purchaser Interest of the Financial Institutions.

          Section 4.4 Financial Institution Discount Rates. Seller may select the LIBO Rate or the Prime Rate for each Purchaser Interest of the Financial Institutions. Seller shall by 11:00 a.m. (Chicago time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Discount Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Prime Rate is being requested as a new Discount Rate, give the Agent irrevocable notice of the new Discount Rate for the Purchaser Interest associated with such Terminating Tranche. Until Seller gives notice to the Agent of another Discount Rate, the initial Discount Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof shall be the Prime Rate.

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

          Section 4.5 Suspension of the LIBO Rate. If any Financial Institution notifies the Agent that it has determined that funding its Pro Rata Share of the Purchaser Interests of the Financial Institutions at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Purchaser Interests at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at such LIBO Rate, then the Agent shall suspend the availability of such LIBO Rate and require Seller to select the Prime Rate for any Purchaser Interest accruing Financial Institution Yield at such LIBO Rate.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

          Section 5.1 Representations and Warranties of the Seller Parties. Each Seller Party hereby represents and warrants to the Agent and the Purchasers, as to itself, as of the date hereof and as of the date of each Incremental Purchase that:

               (a) Existence and Power. Such Seller Party is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of its state of organization. Such Seller Party is duly qualified to do business and is in good standing as a foreign entity, and has and holds all power, corporate or otherwise, and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified or to have and hold such governmental licenses, authorization, consents and approvals could not reasonably be expected to have a Material Adverse Effect.

               (b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Seller, Seller's use of the proceeds of purchases made hereunder, are within its powers and authority, corporate or otherwise, and have been duly authorized by all necessary action, corporate or otherwise, on its part. This Agreement and each other Transaction Document to which such Seller Party is a party has been duly executed and delivered by such Seller Party.

               (c) No Conflict. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or organization, by-laws or limited liability company agreement (or equivalent governing documents), (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries (except as created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

               (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

               (e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Seller Party's knowledge, threatened, against or affecting such Seller Party, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Seller Party is not in default with respect to any order of any court, arbitrator or governmental body.

               (f) Binding Effect. This Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

               (g) Accuracy of Information. All information heretofore furnished by such Seller Party or any of its Affiliates to the Agent or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller Party or any of its Affiliates to the Agent or the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

               (h) Use of Proceeds. No proceeds of any purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

               (i) Good Title. Immediately prior to each purchase hereunder, Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as o created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's ownership interest in each Receivable, its Collections and the Related Security.

               (j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Agent for the benefit of the relevant Purchaser or Purchasers (and the Agent for the benefit of such Purchaser or Purchasers shall acquire from Seller) a valid and perfected first priority undivided percentage ownership or security interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (on behalf of the Purchasers) ownership or security interest in the Receivables, the Related Security and the Collections.

               (k) Jurisdiction of Organization; Places of Business and Locations of Records. The principal places of business, jurisdiction of organization and chief executive office of such Seller Party and the offices where it keeps all of its Records are located at the address(es) listed on
Exhibit III or such other locations of which the Agent has been notified in accordance with Section 7.2(a) in jurisdictions where all action requ ired by
Section 7.1(h) and/or Section 14.4(a) has been taken and completed. Such Seller party's organizational number assigned to it by its jurisdiction of organization and such Seller Party's Federal Employer Identification Number are correctly set forth on Exhibit III. Such Seller Party has not, within a period of one year prior to the date hereof, (i) changed the location of its principal place of business or chief executive office or its organizational structure, (ii) changed its legal name, (iii) become a "new debtor" (as defined in Section 9-102(a)(56) of the UCC in effect in the State of Minnesota) or (iv) changed its jurisdiction of organization. Seller is a Minnesota limited liability company and is a "registered organization" (within the meaning of Section 9-102 of the UCC in effect in the State of Minnesota).

               (l) Collections. The conditions and requirements set forth in
Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts at each Collection Bank and the post office box number of each Lock-Box or P.O. Box, are listed on Exhibit IV. Seller has not granted any Person, other than the Agent as contemplated by this Agreement, dominion and control or "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any Lock-Box, P.O. Box or Collection Account, or the right to take dominion and control or "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any such Lock-Box, P.O. Box or Collection Account at a future time or upon the occurrence of a future event. Each Seller Party has taken all steps necessary to ensure that the Agent has "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) over all Collection Accounts. Such Seller Party has the ability to identify, within one Business Day of deposit, all amounts that are deposited to any First Tier Account as constituting Collections or non-Collections. No funds other than the proceeds of Receivables are deposited to the Second-Tier Account.

               (m) Material Adverse Effect. (i) The initial Servicer represents and warrants that since January 26, 2002, no event has occurred that would have a material adverse effect on the financial condition or operations of the initial Servicer and its Subsidiaries or the ability of the initial Servicer to perform its obligations under this Agreement, and (ii) Seller represents and warrants that since the date of this Agreement, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Seller, (B) the ability of Seller to perform its obligations under the Transaction Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivables.

               (n) Names. In the past five (5) years, Seller has not used any corporate or other names, trade names or assumed names other than the name in which it has executed this Agreement.

               (o) Ownership of Seller. PDCo owns, directly or indirectly, 100% of the issued and outstanding membership units of Seller, free and clear of any Adverse Claim. Such membership units are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Seller.

               (p) Not a Holding Company or an Investment Company. Such Seller Party is not a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Seller Party is not and, after giving effect to the transactions contemplated hereby, will not be required to be registered as, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

               (q) Compliance with Law. Such Seller Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Averse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation.

               (r) Compliance with Credit and Collection Policy. Such Seller Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any material change to such Credit and Collection Policy, except such material change as to which the Agent has been notified in accordance with Section 7.1(a)(vii).

               (s) Payments to Originators. With respect to each Receivable transferred to Seller under the Receivables Sale Agreement, Seller has given reasonably equivalent value to the applicable Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by any Originator of any Receivable under the Receivables Sale Agreement is or may be voidable under any section of the Federal Bankruptcy Code.

               (t) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

               (u) Eligible Receivables. Each Receivable included in the Net Receivables Balance as an Eligible Receivable was an Eligible Receivable on the date of its purchase under the Receivables Sale Agreement.

               (v) Net Receivables Balance. Seller has determined that, immediately after giving effect to each purchase hereunder, the Net Receivables Balance is at least equal to the sum of (i) the Aggregate Capital, plus (ii) the Credit Enhancement.

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

               (w) Accounting. The manner in which such Seller Party accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize the true sale analysis.

       Section 5.2 Financial Institution Representations and Warranties. Each Financial Institution hereby represents and warrants to the Agent and Conduit that:

               (a) Existence and Power. Such Financial Institution is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.

               (b) No Conflict. The execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Financial Institution.

               (c) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder.

               (d) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of such Financial Institution enforceable against such Financial Institution in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

                                   ARTICLE VI
                             CONDITIONS OF PURCHASES

       Section 6.1 Conditions Precedent to Initial Incremental Purchase. The initial Incremental Purchase of a Purchaser Interest under this Agreement is subject to the conditions precedent that (a) the Agent shall have received on or before the date of such

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

purchase those documents listed on Schedule B, (b) the Agent shall have received all fees and expenses required to be paid on or prior to such date pursuant to the terms of this Agreement and the Fee Letter, (c) Seller shall have marked its books and records with a legend satisfactory to the Agent identifying the Agent's interest therein, (d) the Agent shall have completed to its satisfaction a due diligence review of each Originator's and Seller's billing, collection and reporting systems and other items related to the Receivables and (e) each of the Purchasers shall have received the approval of its credit committee of the transactions contemplated hereby.

               Section 6.2 Conditions Precedent to All Purchases. Each purchase of a Purchaser Interest (other than pursuant to Section 13.1) shall be subject to the further conditions precedent that (a) in the case of each such purchase:
(i) the Servicer shall have delivered to the Agent on or prior to the date of such purchase, in form and substance satisfactory to the Agent, all Monthly Reports as and when due under Section 8.5 and (ii) upon the Agent's request, the Servicer shall have delivered to the Agent at least three (3) days prior to such purchase an interim Monthly Report showing the amount of Eligible Receivables;
(b) the Facility Termination Date shall not have occurred; (c) the Agent shall have received a duly executed Purchase Notice and such other approvals, opinions or documents as it may reasonably request, (d) if required to be in effect pursuant to Section 7.3, the Hedging Agreement shall be in full force and effect and (e) on the date of each such Incremental Purchase, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase shall be deemed a representation and warranty by Seller that such statements are then true):

               (i)        the representations and warranties set forth in
Section 5.1 are true and correct on and as of the date of such Incremental Purchase as though made on and as of such date;

               (ii) no event has occurred and is continuing, or would result from such Incremental Purchase, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Incremental Purchase, that would constitute a Potential Amortization Event; and

               (iii) the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%.

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

                                   ARTICLE VII
                                    COVENANTS

               Section 7.1 Affirmative Covenants of The Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, as set forth below:

                       (a) Financial Reporting. Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Agent:

                                    (i)  Annual Reporting. Within 90 days after
         the close of each of its respective fiscal years, (x) audited, unqualified consolidated financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for PDCo and its consolidated Subsidiaries for such fiscal year certified in a manner acceptable to the Agent by independent public accountants acceptable to the Agent and (y) unaudited balance sheets of Seller as at the close of such fiscal year and statements of income and retained earnings and a statement of cash flows for Seller for such fiscal year, all certified by its chief financial officer. Delivery within the time period specified above of PDCo's annual report on Form 10-K for such fiscal year (together with PDCo's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Securities Exchange Act of 1934, as amended) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of clause (x) of this Section 7.1(a)(i), provided that the report of the independent public accountants contained therein is acceptable to the Agent.

                                    (ii) Quarterly Reporting. Within 45 days
         after the close of the first three (3) quarterly periods of each of its respective fiscal years, unaudited balance sheets of PDCo as at the close of each such period and statements of income and retained earnings and a statement of cash flows for PDCo for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer. Delivery within the time period specified above of copies of PDCo's quarterly report Form 10-Q for such fiscal quarter prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the foregoing requirements of this Section 7.1(a)(ii).

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

                                    (iii)  Compliance Certificate. Together with
         the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by such Seller Party's Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

                                    (iv)   Shareholders Statements and Reports.
         Promptly upon the furnishing thereof to the shareholders of such Seller Party copies of all financial statements, reports and proxy statements so furnished.

                                    (v)    S.E.C. Filings. Promptly upon the
         filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which PDCo, any Originator or any of their respective Subsidiaries files with the Securities and Exchange Commission.

                                    (vi)   Copies of Notices. Promptly upon its
         receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agent or Conduit, copies of the same.

                                    (vii)  Change in Credit and Collection
         Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting the Agent's consent thereto.

                                    (viii) Sale Assignments. Promptly upon its
         receipt of any Sale Assignment under and as defined in the Receivables Sale Agreement, copies of the same.

                                    (ix)   Other Information. Promptly, from
         time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Seller Party as the Agent may from time to time reasonably request in

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

         order to protect the interests of the Agent and the Purchasers under or as contemplated by this Agreement.

                       (b) Notices. Such Seller Party will notify the Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                                    (i)    Amortization Events or Potential
         Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event, by a statement of an Authorized Officer of such Seller Party.

                                    (ii)   Judgment and Proceedings. (A) (1) The
         entry of any judgment or decree against the Servicer or any of its respective Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Servicer and its Subsidiaries exceeds $1,000,000 and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against the Servicer that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against Seller.

                                    (iii)  Material Adverse Effect. The
         occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

                                    (iv)   Termination Date. The occurrence of
         the "Termination Date" under and as defined in the Receivables Sale Agreement.

                                    (v)    Defaults Under Other Agreements. The
         occurrence of a default or an event of default under any other financing arrangement pursuant to which such Seller Party is a debtor or an obligor.

                                    (vi)   Downgrade of PDCo or any Originator.
         Any downgrade in the rating of any Indebtedness of PDCo or any Originator by Standard & Poor's Ratings Services or by Moody's Investors Service, Inc., setting forth the Indebtedness affected and the nature of such change.

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

                       (c) Compliance with Laws and Preservation of Existence. Such Seller Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Such Seller Party will preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain any such rights, franchises or privileges or to so qualify could not reasonably be expected to have a Material Adverse Effect.

                       (d) Audits. Such Seller Party will furnish to the Agent from time to time such information with respect to it and the Receivables as the Agent may reasonably request. Such Seller Party will, from time to time during regular business hours as requested by the Agent upon reasonable notice and at the sole cost of such Seller Party, permit the Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person's financial condition or the Receivables and the Related Security or any Person's performance under any of the Transaction Documents or any Person's performance under the Contracts and, in each case, with any of the officers or employees of Seller or the Servicer having knowledge of such matters. Without limiting the foregoing, such Seller Party will, annually and prior to any Financial Institution renewing its Commitment hereunder, during regular business hours as requested by the Agent upon reasonable notice and at the sole cost of such Seller Party, permit the Agent, or its agents or representatives, to conduct a follow-up audit.

                       (e) Keeping and Marking of Records and Books.

                                    (i)    The Servicer will maintain and
         implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

                                  (ii)   Such Seller Party will (A) on or prior
         to the date hereof, mark its master data processing records and other books and records relating to the Purchaser Interests with a legend, acceptable to the Agent, describing the Purchaser Interests and (B) upon the request of the Agent (x) mark each Contract with a legend describing the Purchaser Interests and (y) deliver to the Agent all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

                   (f) Compliance with Contracts and Credit and Collection Policy. Such Seller Party will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

                   (g) Performance and Enforcement of Receivables Sale Agreement. Seller will, and will require each Originator to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Seller under the Receivables Sale Agreement. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent and the Purchasers as assignees of Seller) under the Receivables Sale Agreement as the Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.

                   (h) Ownership. Seller will take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased under the Receivables Sale Agreement irrevocably in Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Seller therein as the Agent may reasonably request), and (ii) establish and maintain, in favor of the Agent, for the benefit of the Purchasers, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

Agent for the benefit of the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (for the benefit of the Purchasers) interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Agent for the benefit of the Purchasers as the Agent may reasonably request).

                    (i) Purchasers' Reliance. Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon Seller's identity as a legal entity that is separate from each Patterson Entity and their respective Affiliates. Therefore, from and after the date of execution and delivery of this Agreement, Seller will take all reasonable steps, including, without limitation, all steps that the Agent or any Purchaser may from time to time reasonably request, to maintain Seller's identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of each Patterson Entity and any Affiliates thereof and not just a division of any Patterson Entity. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller will:

                                     (A)   conduct its own business in its own
name and require that all full-time employees of Seller, if any, identify themselves as such and not as employees of any Patterson Entity (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Seller's employees);

                                     (B)   compensate all employees, consultants
and agents directly, from Seller's own funds, for services provided to Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of Seller is also an employee, consultant or agent of any Patterson Entity or any Affiliate thereof, allocate the compensation of such employee, consultant or agent between Seller and such Patterson Entity or such Affiliate, as applicable on a basis that reflects the services rendered to Seller and such Patterson Entity or such Affiliate, as applicable;

                                     (C)   clearly identify its offices (by
signage or otherwise) as its offices and, if such office is located in the offices of any Patterson Entity or an Affiliate thereof, Seller will lease such office at a fair market rent;

                                     (D)   have a separate telephone number,
which will be answered only in its name and separate stationery, invoices and checks in its own name;

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

                                    (E)  conduct all transactions with each
Patterson Entity and the Servicer and their respective Affiliates strictly on an arm's-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Seller and any Patterson Entity or any Affiliate thereof on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

                                    (F)  at all times have a Board of Governors
consisting of three members, at least one member of which is an Independent Governor;

                                    (G)  observe all limited liability company
formalities as a distinct entity, and ensure that all limited liability company actions relating to (1) the selection, maintenance or replacement of the Independent Governor, (2) the dissolution or liquidation of Seller or (3) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by unanimous vote of its Board of Governors (including the Independent Governor);

                                    (H)  maintain Seller's books and records
separate from those of each Patterson Entity and any Affiliate thereof and otherwise readily identifiable as its own assets rather than assets of any Patterson Entity and any Affiliate thereof;

                                    (I)  prepare its financial statements
separately from those of each Patterson Entity and insure that any consolidated financial statements of any Patterson Entity or any Affiliate thereof that include Seller, including any that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Seller is a separate legal entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Seller;

                                    (J)  except as herein specifically otherwise
provided, maintain the funds or other assets of Seller separate from, and not commingled with, those of any Patterson Entity or any Affiliate thereof and only maintain bank accounts or other depository accounts to which Seller alone (or the Servicer in the performance of its duties hereunder) is the account party and from which Seller alone (or the Servicer in the performance of its duties hereunder or the Agent hereunder) has the power to make withdrawals;

                                    (K)  pay all of Seller's operating expenses
from Seller's own assets (except for certain payments by any Patterson Entity or other Persons

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

pursuant to allocation arrangements that comply with the requirements of this
Section 7.1(i));

                                  (L)  operate its business and activities such
that: it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any Indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, (3) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to the Originators thereunder for the purchase of Receivables from the Originators under the Receivables Sale Agreement, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

                                  (M)  maintain its articles of organization and
bylaws in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its articles of organization or bylaws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement;

                                  (N)  maintain the effectiveness of, and
continue to perform under the Receivables Sale Agreement, the Performance Undertaking and the other Transaction Documents, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement, the Performance Undertaking or any other Transaction Document, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement, the Performance Undertaking, or any other Transaction Document, or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Agent;

                                  (O)  maintain its legal separateness such that
it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary;

                                  (P)  maintain at all times the Required
Capital Amount (as defined in the Receivables Sale Agreement) and refrain from making any

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

dividend, distribution, redemption of membership units or payment of any subordinated Indebtedness or other liabilities which would cause the Required Capital Amount to cease to be so maintained; and

                                        (Q)   take such other actions as are
necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Briggs and Morgan, Professional Association, as counsel for Seller, in connection with the closing or initial Incremental Purchase under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

                           (j)    Collections.  Such Seller Party will cause (1)
all items from all P.O. Boxes to be processed and deposited into a Collection Account within 1 Business Day after receipt in a P.O. Box, all ACH Receipts to be deposited immediately to a Collection Account and all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account, (2) all Collections deposited to any First-Tier Account to be electronically swept or otherwise transferred to the Second-Tier Account within 1 Business Day of being deposited to such First-Tier Account, and (3) each Lock-Box, P.O. Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to any Seller Party or any Affiliate of any Seller Party, such Seller Party will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within 1 Business Day following receipt thereof, and, at all times prior to such remittance, such Seller Party or Affiliate will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agent and the Purchasers. Seller will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box, P.O. Box and Collection Account and shall not grant the right to take dominion and control or establish "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any Lock-Box, P.O. Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Agent as contemplated by this Agreement. With respect to each Collection Account, each Seller Party shall take all steps necessary to ensure that the Agent has "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) over each such Collection Account.

                           (k)    Taxes. Such Seller Party will file all tax
returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing. Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of Conduit, the Agent or any Financial Institution.

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

                    (l) Insurance. Seller will maintain in effect, or cause to be maintained in effect, at Seller's own expense, such casualty and liability insurance as Seller shall deem appropriate in its good faith business judgment. The Agent, for the benefit of the Purchasers, shall be named as an additional insured with respect to all such liability insurance maintained by Seller. Seller will pay or cause to be paid, the premiums therefor and deliver to the Agent evidence satisfactory to the Agent of such insurance coverage. Copies of each policy shall be furnished to the Agent and any Purchaser in certificated form upon the Agent's or such Purchaser's request. The foregoing requirements shall not be construed to negate, reduce or modify, and are in addition to, Seller's obligations hereunder.

                    (m) Payments to Originators. With respect to any Receivable purchased by Seller from any Originator, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to such Originator in respect of the purchase price for such Receivable.

            Section 7.2 Negative Covenants of The Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, that:

                    (a) Name Change, Offices and Records. Such Seller Party will not change its name, jurisdiction of organization, identity or organizational structure (within the meaning of Sections 9-503 and/or 9-507 of the UCC of all applicable jurisdictions) or relocate its chief executive office, principal place of business or any office where Records are kept unless it shall have: (i) given the Agent at least forty-five (45) days' prior written notice thereof and
(ii) delivered to the Agent all financing statements, instruments and other documents requested by the Agent in connection with such change or relocation.

                    (b) Change in Payment Instructions to Obligors. Except as may be required by the Agent pursuant to Section 8.2(b), such Seller Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box, P.O. Box or Collection Account, unless the Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account, P.O. Box or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box or P.O. Box; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

                    (c) Modifications to Contracts and Credit and Collection Policy. Such Seller Party will not make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as provided in Section 8.2(d), the Servicer will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

                    (d) Sales, Liens. Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box, P.O. Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Agent and the Purchasers provided for herein), and Seller will defend the right, title and interest of the Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or any Originator. Seller will not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory, the financing or lease of which gives rise to any Receivable.

                    (e) Net Receivables Balance. At no time prior to the Amortization Date shall Seller permit the Net Receivables Balance to be less than an amount equal to the sum of (i) the Aggregate Capital plus (ii) the Credit Enhancement.

                    (f) Termination Date Determination. Seller will not designate the Termination Date (as defined in the Receivables Sale Agreement), or send any written notice to any Originator in respect thereof, without the prior written consent of the Agent, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of the Receivables Sale Agreement.

                    (g) Restricted Junior Payments. From and after the occurrence of any Amortization Event, Seller will not make any Restricted Junior Payment if, after giving effect thereto, Seller would fail to meet its obligations set forth in Section 7.2(e).

                    (h) Collections. No Seller Party will deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Second-Tier Account cash or cash proceeds other than Collections. Except as may be required by the Agent pursuant to the last sentence of Section 8.2(b), no Seller Party will deposit or otherwise credit, or cause or permit to be so deposited or credited, any Collections or proceeds thereof to any lock-box account or to any other account not covered by a Collection Account Agreement.

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

            Section 7.3 Hedging Agreement. If at any time, Excess Spread shall be less than 5% and PDCo shall have an unsecured, unguaranteed, long-term debt rating of less than A- as rated and determined by Bank One in accordance with its internal credit standards, the Conduit shall enter into an interest rate hedge agreement with the Hedge Provider pursuant to which Conduit shall have the fixed rate obligation and the Hedge Provider shall have the floating rate obligation (such hedge agreement, together with the related confirmations and schedules thereunder, the "Hedging Agreement"). The obligations under the Hedging Agreement shall be based upon a schedule of notional amounts that shall initially equal the Aggregate Capital of all Purchaser Interests outstanding at the time such Hedging Agreement is entered into and shall decline over time. On the date of each Incremental Purchase occurring thereafter, such notional amounts shall be amended to reflect a future anticipated amount of Aggregate Capital, based upon scheduled payments and an anticipated level of defaults on the Receivables and, on the Settlement Date occurring after each such Incremental Purchase, the Hedge Fixed Rate shall be re-set to an interest rate agreed to by the Conduit and the Hedge Provider, and if Bank One is then acting as Hedge Provider, the Agent shall notify Seller of such interest rate. After the Hedging Agreement has been entered into in accordance with the terms of this
Section 7.3, on each Settlement Date, the Hedge Provider shall be obligated to pay the Hedge Floating Amount to the Agent, for the account of the Purchasers and distribution pursuant to Article II and the Hedge Provider shall be entitled to receive out of Finance Charge Collections, the Hedge Fixed Amount. If a Hedge Provider Downgrade shall occur, within 10 days thereof, the then current Hedge Provider shall transfer its obligations under this Agreement and the Hedging Agreement, at the Hedge Provider's cost and expense, to a bank or other financial institution acceptable to the Agent and consented to by Seller (such consent not to be unreasonably withheld) which possesses an unsecured, unguaranteed, long-term debt rating of A- or better by Standard & Poor's Ratings Service and A3 or better by Moody's Investors Service.

                                  ARTICLE VIII
                          ADMINISTRATION AND COLLECTION

            Section 8.1 Designation of Servicer. (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the "Servicer") so designated from time to time in accordance with this
Section 8.1. PDCo is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Agent may at any time following the occurrence of an Amortization Event designate as Servicer any Person to succeed PDCo or any successor Servicer.

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

                    (b) Without the prior written consent of the Agent and the Required Financial Institutions, PDCo shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) an Originator (with respect to Receivables originated by such Originator), (ii) Seller and (iii) with respect to certain Charged-Off Receivables, outside collection agencies and lawyers in accordance with its customary practices. None of Seller or any Originator shall be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by PDCo. If at any time the Agent shall designate as Servicer any Person other than PDCo, all duties and responsibilities theretofore delegated by PDCo to Seller and any Originator may, at the discretion of the Agent, be terminated forthwith on notice given by the Agent to PDCo and to Seller.

                    (c) Notwithstanding the foregoing subsection (b), (i) PDCo shall be and remain primarily liable to the Agent and the Purchasers and the Hedge Provider (if any) for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Agent and the Purchasers shall be entitled to deal exclusively with PDCo in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Agent and the Purchasers shall not be required to give notice, demand or other communication to any Person other than PDCo in order for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. PDCo, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

            Section 8.2 Duties of Servicer. (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

                    (b) The Servicer will instruct all Obligors to pay all Collections either (i) directly to a Collection Account by means of an automatic electronic funds transfer, wire transfer or otherwise or (ii) directly to a Lock-Box or P.O. Box. The Servicer shall cause any payments made by means of automatic electronic funds transfer to be deposited directly into a Collection Account from each Obligor's relevant account. The Servicer shall effect a Collection Account Agreement substantially in the form of Exhibit VI with each bank party to a Collection Account at any time. In the case of any remittances received in any Lock-Box, P.O. Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Agent delivers a Collection Notice to any Collection Bank or a Postal Notice to any post office pursuant to Section 8.3, the Agent may request that the Servicer, and the Servicer

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new lock-box, post office box or depositary account specified by the Agent and, at all times thereafter, Seller and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new lock-box, post office box or depositary account any cash or payment item other than Collections.

                    (c) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. The Servicer shall set aside and hold in trust for the account of Seller, the Purchasers and the Hedge Provider (if any) their respective shares of the Collections in accordance with Article II. The Servicer shall, upon the request of the Agent, segregate, in a manner acceptable to the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

                    (d) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable, Defaulted Receivable or Charged-Off Receivable or limit the rights of the Agent or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, the Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

                    (e) The Servicer shall hold in trust for Seller and the Purchasers all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Agent, deliver or make available to the Agent all such Records, at a place selected by the Agent. The Servicer shall, as soon as practicable following receipt thereof turn over to Seller any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables. The Servicer shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

               (f) Any payment by an Obligor in respect of any Indebtedness or other liability owed by it to the applicable Originator or Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

         Section 8.3 Collection Notices. The Agent is authorized at any time after the occurrence of an Amortization Event to date and to deliver to the Collection Banks the Collection Notices and to date and deliver the Postal Notices to the applicable post offices. Seller hereby transfers to the Agent for the benefit of the Purchasers, effective when the Agent delivers such notices, the dominion and control and "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of each Lock-Box, P. O. Box, each Collection Account and the amounts on deposit therein. In case any authorized signatory of Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice or Postal Notice shall nevertheless be valid as if such authority had remained in force. Seller hereby authorizes the Agent, and agrees that the Agent shall be entitled to (i) endorse Seller's name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than Seller.

         Section 8.4 Responsibilities of Seller. Anything herein to the contrary notwithstanding, the exercise by the Agent and the Purchasers of their rights hereunder shall not release the Servicer, any Originator or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Purchasers shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller.

         Section 8.5 Reports. The Servicer shall prepare and forward to the Agent (i) three Business Days prior to each Settlement Date and at such times as the Agent shall request, a Monthly Report and (ii) at such times as the Agent shall request, a listing by Obligor of all Receivables together with an aging of such Receivables. Unless otherwise requested by the Agent, all computations in such Monthly Report shall be made as of the close of business on the last day of the Accrual Period preceding the date on which such Monthly Report is delivered.

         Section 8.6 Servicing Fees. In consideration of PDCo's agreement to act as Servicer hereunder, the Purchasers hereby agree that, so long as PDCo shall continue to perform as Servicer hereunder, Seller shall pay over to PDCo a fee (the "Servicing Fee")

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

on the 19/th/ calendar day of each month (or, if such day is not a Business Day, then the next Business Day thereafter), in arrears for the immediately preceding Fiscal Month, equal to 1% per annum of the average Net Receivables Balance during such period, as compensation for its servicing activities.

                                   ARTICLE IX
                               AMORTIZATION EVENTS

         Section 9.1 Amortization Events. The occurrence of any one or more of the following events shall constitute an "Amortization Event":

               (a) Any Seller Party shall fail (i) to make any payment or deposit required hereunder when due, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a) and Section 9.1(e)) or any other Transaction Document and such failure shall continue for seven (7) consecutive Business Days.

               (b) Any representation, warranty, certification or statement made by any Seller Party in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made.

               (c) Failure of Seller to pay any Indebtedness when due or the failure of any other Seller Party to pay Indebtedness when due in excess of $1,000,000; or the default by any Seller Party in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of any Seller Party shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

               (d) (i) Any Seller Party, the Hedge Provider (if any), the Performance Provider or any of their respective Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against any Seller Party, the Hedge Provider (if any), the Performance Provider or any of their respective Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, and solely in the case of the Servicer and the Performance Provider and a proceeding instituted against (and not by) such Person, such proceeding is not dismissed within 60 days or (iii) any Seller Party, the Hedge Provider (if any), the Performance Provider or any of their respective Subsidiaries shall take any corporate or other action to authorize any of the actions set forth in clauses (i) or (ii) above in this subsection
(d).

               (e) Seller shall fail to comply with the terms of Section 2.6 hereof.

               (f)  As at the end of any Fiscal Month:

                         (i) the average of the Delinquency Ratio for such Fiscal Month and each of the two immediately preceding Fiscal Months shall exceed 8.25%, or

                         (ii) the average of the Default Ratio for such Fiscal Month and each of the two immediately preceding Fiscal Months shall exceed 3.30%, or

                         (iii) Excess Spread is less than 4.0%.

               (g)  A Change of Control shall occur.

               (h) A Hedge Provider Downgrade shall occur and a replacement Hedge Provider meeting the requirements of Section 7.3 fails to assume the then current Hedge Provider's obligations under this Agreement and the Hedging Agreement as provided in Section 7.3 after such occurrence.

               (i) One or more final judgments for the payment of money shall be entered against Seller or (ii) one or more final judgments for the payment of money in an amount in excess of $1,000,000, individually or in the aggregate, shall be entered against the Servicer on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for fifteen (15) consecutive days without a stay of execution.

               (j) The "Termination Date" under and as defined in the Receivables Sale Agreement shall occur under the Receivables Sale Agreement or any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Seller under the

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

Receivables Sale Agreement; or Seller shall for any reason cease to purchase, or cease to have the legal capacity to purchase, or otherwise be incapable of accepting Receivables from any Originator under the Receivables Sale Agreement.

               (k) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto and the Collection Accounts.

               (l) If required to be in effect pursuant to Section 7.3, the Hedging Agreement shall for any reason not be in full force and effect.

               (m) The Intercreditor Agreement shall terminate in whole or in part or shall cease to be in full force and effect or US Bank shall directly or indirectly contest in any manner the effectiveness or enforceability thereof.

               (n) The Consolidated Tangible Net Worth of PDCo shall at any time be less than the sum of (i) $300,000,000, plus (ii) 50% of the cumulative positive quarterly Consolidated Net Income for all fiscal quarters of PDCo following the fiscal quarter of PDCo ending April 27, 2002 (without taking into account any net loss in any such fiscal quarter), plus (iii) 100% of the amount, if any, by which stockholder's equity of PDCo is, in accordance with GAAP, increased for all fiscal quarters of PDCo following the fiscal quarter of PDCo ending April 27, 2002 as a result of (A) the issuance of any capital stock of PDCo or (B) any Acquisition.

               (o) The ratio of Consolidated Total Debt to Consolidated Adjusted EBITDA shall at any time be greater than 2.0 to 1.0.

               (p) Performance Provider shall fail to perform or observe any term, covenant or agreement required to be performed by it under the Performance Undertaking, or the Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of Performance Provider, or Performance Provider shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability.

         Section 9.2 Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Agent may, or upon the direction of the Required Financial Institutions shall, take any of the following actions: (i) replace the Person then acting as

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

Servicer, (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the occurrence of an Amortization Event described in Section 9.1(d), or of an actual or deemed entry of an order for relief with respect to any Seller Party under the Federal Bankruptcy Code or under any other applicable bankruptcy, insolvency, arrangement, moratorium or similar laws of any other jurisdiction (foreign or domestic), the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (iii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, (iv) deliver the Collection Notices to the Collection Banks and the Postal Notices to any post office where a P.O. Box is located, and (v) notify Obligors of the Purchasers' interest in the Receivables. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agent and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.


                                    ARTICLE X
                                 INDEMNIFICATION

         Section 10.1 Indemnities by The Seller Parties. Without limiting any other rights that the Agent or any Purchaser may have hereunder or under applicable law, (A) Seller hereby agrees to indemnify (and pay upon demand to) the Agent, each Purchaser and the Hedge Provider (if any) and their respective assigns, officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the Hedging Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Receivables, and (B) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer's activities as Servicer hereunder excluding, however, in all of the foregoing instances under the preceding clauses (A) and
(B):

                         (x) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

     from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

               (y) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

               (z) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests as a loan or loans by the Purchasers to Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections;

provided, however, that nothing contained in this sentence shall limit the liability of any Seller Party or limit the recourse of the Purchasers to any Seller Party for amounts otherwise specifically provided to be paid by such Seller Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Seller shall indemnify each Indemnified Party for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Seller or the Servicer) relating to or resulting from:

                    (i) any representation or warranty made by any Seller Party, any Originator or Performance Provider (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

                    (ii) the failure by Seller, the Servicer or any Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

                    (iii) any failure of Seller, the Servicer, any Originator or Performance Provider to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

                    (iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

                    (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                    (vi) the commingling of Collections of Receivables at any time with other funds;

                    (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of an Incremental Purchase or a Reinvestment, the ownership of the Purchaser Interests or any other investigation, litigation or proceeding relating to Seller, the Servicer or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                    (Viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                    (ix)   any Amortization Event described in Section 9.1(d);

                    (x) any failure of Seller to acquire and maintain legal and equitable title to, and ownership of, any Receivable and the Related Security and Collections with respect thereto from any Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Seller to give reasonably equivalent value to any Originator under the Receivables Sale Agreement in consideration of

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

     the transfer by such Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

                    (xi) any failure to vest and maintain vested in the Agent for the benefit of the Purchasers, or to transfer to the Agent for the benefit of the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Purchaser Interests contemplated hereunder) or security interest in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents);

                    (xii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Incremental Purchase or Reinvestment or at any subsequent time;

                    (xiii) any action or omission by any Seller Party which reduces or impairs the rights of the Agent or the Purchasers with respect to any Receivable or the value of any such Receivable;

                    (xiv) any attempt by any Person to void any Incremental Purchase under statutory provisions or common law or equitable action; and

                    (xv) the failure of any Receivable included in the calculation of the Net Receivables Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

          Section 10.2 Increased Cost and Reduced Return.

          If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

having the force of law) of any such authority, central bank or comparable agency: (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or taxes excluded by Section 10.1) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Agent, Seller shall pay to the Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction.

          Section 10.3 Other Costs and Expenses. Seller shall reimburse the Agent and Conduit on demand for all costs and out-of-pocket expenses in connection with the preparation, negotiation, arrangement, execution, delivery, enforcement and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of Conduit's auditors auditing the books, records and procedures of Seller, reasonable fees and out-of-pocket expenses of legal counsel for Conduit and the Agent (which such counsel may be employees of Conduit or the Agent) with respect thereto and with respect to advising Conduit and the Agent as to their respective rights and remedies under this Agreement. Seller shall reimburse the Agent on demand for any and all costs and expenses of the Agent and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event. Seller shall reimburse Conduit on demand for all other costs and expenses incurred by Conduit ("Other Costs"), including, without limitation, the cost of auditing Conduit's books by certified public accountants, the cost of rating the Commercial Paper by independent financial rating agencies, and the reasonable fees and out-of-pocket expenses of counsel for Conduit or any counsel for any shareholder of Conduit with respect to advising Conduit or such shareholder as to matters relating to Conduit's operations.

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

          Section 10.4 Allocations. Conduit shall allocate the liability for Other Costs among Seller and other Persons with whom Conduit has entered into agreements to purchase interests in receivables ("Other Sellers"). If any Other Costs are attributable to Seller and not attributable to any Other Seller, Seller shall be solely liable for such Other Costs. However, if Other Costs are attributable to Other Sellers and not attributable to Seller, such Other Sellers shall be solely liable for such Other Costs. All allocations to be made pursuant to the foregoing provisions of this Article X shall be made by Conduit in its sole and absolute discretion and shall be binding on Seller and the Servicer.

                                   ARTICLE XI
                                    THE AGENT

          Section 11.1 Authorization and Action. Each Purchaser hereby designates and appoints Bank One to act as its agent hereunder and under each other Transaction Document, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent. In performing its functions and duties hereunder and under the other Transaction Documents, the Agent shall act solely as agent for the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party or any of such Seller Party's successors or assigns. The Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser hereby authorizes the Agent to authorize each of the Uniform Commercial Code financing or continuations statements (and amendments thereto and assignments or terminations thereof) on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).

          Section 11.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

               Section 11.3 Exculpatory Provisions. Neither the Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by any Seller Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Seller Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. The Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller Parties. The Agent shall not be deemed to have knowledge of any Amortization Event or Potential Amortization Event unless the Agent has received notice from Seller or a Purchaser.

               Section 11.4 Reliance by Agent. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Seller Party), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of Conduit or the Required Financial Institutions or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Purchasers. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of Conduit or the Required Financial Institutions or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

               Section 11.5 Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that neither the Agent, nor any of its officers, directors,

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of any Seller Party, shall be deemed to constitute any representation or warranty by the Agent. Each Purchaser represents and warrants to the Agent that it has and will, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of each Seller Party and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

               Section 11.6 Reimbursement and Indemnification. The Financial Institutions agree to reimburse and indemnify the Agent and its officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares, to the extent not paid or reimbursed by the Seller Parties (i) for any amounts for which the Agent, acting in its capacity as Agent, is entitled to reimbursement by the Seller Parties hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent and acting on behalf of the Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.

               Section 11.7 Agent in its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Seller Party or any Affiliate of any Seller Party as though the Agent were not the Agent hereunder. With respect to the acquisition of Purchaser Interests pursuant to this Agreement, the Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser and may exercise the same as though it were not the Agent, and the terms "Financial Institution," "Purchaser," "Financial Institutions" and "Purchasers" shall include the Agent in its individual capacity.

               Section 11.8 Successor Agent. The Agent may, upon 10 Business Days' notice to Seller and the Purchasers, and the Agent will, upon the direction of all of the Purchasers (other than the Agent, in its individual capacity) resign as Agent. If the Agent shall resign, then the Required Financial Institutions during such five-day period shall appoint from among the Purchasers a successor agent. If for any reason no successor Agent is appointed by the Required Financial Institutions during such five-day period, then effective upon the termination of such five-day period, the Purchasers shall perform all of the duties of the Agent hereunder and under the other Transaction Documents and Seller and the Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Agent's resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

under the other Transaction Documents and the provisions of this Article XI and
Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Transaction Documents.

                                   ARTICLE XII
                           ASSIGNMENTS; PARTICIPATIONS

               Section 12.1 Assignments. (a) Seller, the Servicer, the Agent and each Financial Institution hereby agree and consent to the complete or partial assignment by Conduit of all or any portion of its rights under, interest in, title to and obligations under this Agreement to the Financial Institutions pursuant to Section 13.1 or to any other Person, and upon such assignment, Conduit shall be released from its obligations so assigned. Further, Seller, the Servicer, the Agent and each Financial Institution hereby agree that any assignee of Conduit of this Agreement or of all or any of the Purchaser Interests of Conduit shall have all of the rights and benefits under this Agreement as if the term "Conduit" explicitly referred to such party (provided that the Purchaser Interests of any such assignee shall accrue Financial Institution Yield pursuant to Article IV as if such assignee were a Financial Institution hereunder), and no such assignment shall in any way impair the rights and benefits of Conduit hereunder. Neither Seller nor the Servicer shall have the right to assign its rights or obligations under this Agreement.

                        (b) Any Financial Institution may at any time and from time to time assign to one or more Persons ("Purchasing Financial Institutions") all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VII hereto (the "Assignment Agreement") executed by such Purchasing Financial Institution and such selling Financial Institution. The consent of Conduit shall be required prior to the effectiveness of any such assignment. Each assignee of a Financial Institution must (i) have a short-term debt rating of A-1 or better by Standard & Poor's Ratings Services and P-1 by Moody's Investors Service, Inc. and (ii) agree to deliver to the Agent, promptly following any request therefor by the Agent or Conduit, an enforceability opinion in form and substance satisfactory to the Agent and Conduit. Upon delivery of the executed Assignment Agreement to the Agent, such selling Financial Institution shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Financial Institution shall for all purposes be a Financial Institution party to this Agreement and shall have all the rights and obligations of a Financial Institution under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Seller, the Purchasers or the Agent shall be required.

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

                        (c) Each of the Financial Institutions agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by Standard & Poor's Ratings Services and P-1 by Moody's Investors Service, Inc. (an "Affected Financial Institution"), such Affected Financial Institution shall be obliged, at the request of Conduit or the Agent, to assign all of its rights and obligations hereunder to (x) another Financial Institution or (y) another funding entity nominated by the Agent and acceptable to Conduit, and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Financial Institution; provided that the Affected Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Financial Institution's Pro Rata Share of the Aggregate Capital and Financial Institution Yield owing to the Financial Institutions and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions.

               Section 12.2 Participations. Any Financial Institution may, in the ordinary course of its business at any time sell to one or more Persons (each a "Participant") participating interests in its Pro Rata Share of the Purchaser Interests of the Financial Institutions, its obligation to pay Conduit its Acquisition Amounts or any other interest of such Financial Institution hereunder. Notwithstanding any such sale by a Financial Institution of a participating interest to a Participant, such Financial Institution's rights and obligations under this Agreement shall remain unchanged, such Financial Institution shall remain solely responsible for the performance of its obligations hereunder, and Seller, Conduit and the Agent shall continue to deal solely and directly with such Financial Institution in connection with such Financial Institution's rights and obligations under this Agreement. Each Financial Institution agrees that any agreement between such Financial Institution and any such Participant in respect of such participating interest shall not restrict such Financial Institution's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 14.1(b)(i).

                                  ARTICLE XIII
                               LIQUIDITY FACILITY

               Section 13.1 Transfer to Financial Institutions. Each Financial Institution hereby agrees, subject to Section 13.4, that immediately upon written notice from Conduit delivered on or prior to the Liquidity Termination Date, it shall acquire by assignment from Conduit, without recourse or warranty, its Pro Rata Share of one or more of the Purchaser Interests of Conduit as specified by Conduit. Each such assignment by Conduit shall be made pro rata among all of the Financial Institutions, except for pro rata assignments to one or more Terminating Financial Institutions pursuant to Section 13.6.

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

Each such Financial Institution shall, no later than 1:00 p.m. (Chicago time) on the date of such assignment, pay in immediately available funds (unless another form of payment is otherwise agreed between Conduit and any Financial Institution) to the Agent at an account designated by the Agent, for the benefit of Conduit, its Acquisition Amount. Unless a Financial Institution has notified the Agent that it does not intend to pay its Acquisition Amount, the Agent may assume that such payment has been made and may, but shall not be obligated to, make the amount of such payment available to Conduit in reliance upon such assumption. Conduit hereby sells and assigns to the Agent for the ratable benefit of the Financial Institutions, and the Agent hereby purchases and assumes from Conduit, effective upon the receipt by Conduit of the Conduit Transfer Price, the Purchaser Interests of Conduit which are the subject of any transfer pursuant to this Article XIII.

               Section 13.2 Transfer Price Reduction Financial Institution Yield. If the Adjusted Funded Amount is included in the calculation of the Conduit Transfer Price for any Purchaser Interest, each Financial Institution agrees that the Agent shall pay to Conduit the Reduction Percentage of any Financial Institution Yield received by the Agent with respect to such Purchaser Interest.

               Section 13.3 Payments to Conduit. In consideration for the reduction of the Conduit Transfer Prices by the Conduit Transfer Price Reductions, effective only at such time as the aggregate amount of the Capital of the Purchaser Interests of the Financial Institutions equals the Conduit Residual, each Financial Institution hereby agrees that the Agent shall not distribute to the Financial Institutions and shall immediately remit to Conduit any Financial Institution Yield, Collections or other payments received by it to be applied pursuant to the terms hereof or otherwise to reduce the Capital of the Purchaser Interests of the Financial Institutions.

               Section 13.4 Limitation on Commitment to Purchase from Conduit. Notwithstanding anything to the contrary in this Agreement, no Financial Institution shall have any obligation to purchase any Purchaser Interest from Conduit, pursuant to Section 13.1 or otherwise, if:

                                 (i) Conduit shall have voluntarily commenced any proceeding or filed any petition under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of Conduit or taken any corporate action for the purpose of effectuating any of the foregoing; or

                                 (ii) involuntary proceedings or an involuntary petition shall have been commenced or filed against Conduit by any Person under any bankruptcy, insolvency or similar law seeking the

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

     dissolution, liquidation or reorganization of Conduit and such proceeding or petition shall have not been dismissed.

         Section 13.5 Defaulting Financial Institutions. If one or more Financial Institutions defaults in its obligation to pay its Acquisition Amount pursuant to Section 13.1 (each such Financial Institution shall be called a "Defaulting Financial Institution" and the aggregate amount of such defaulted obligations being herein called the "Conduit Transfer Price Deficit"), then upon notice from the Agent, each Financial Institution other than the Defaulting Financial Institutions (a "Non-Defaulting Financial Institution") shall promptly pay to the Agent, in immediately available funds, an amount equal to the lesser of (x) such Non-Defaulting Financial Institution's proportionate share (based upon the relative Commitments of the Non-Defaulting Financial Institutions, after excluding the Commitment of any Approved Unconditional Liquidity Providers) of the Conduit Transfer Price Deficit and (y) the unused portion of such Non-Defaulting Financial Institution's Commitment; provided, however, that if an Approved Unconditional Liquidity Provider is the Defaulting Financial Institution, the Non-Defaulting Financial Institutions shall have no obligation to pay any amount to the Agent pursuant to this Section 13.5 as a result of a default by such Approved Unconditional Liquidity Provider; provided, further, that in no event shall any Approved Unconditional Liquidity Provider be required to make any payment as a Non-Defaulting Financial Institution pursuant to this
Section 13.5. A Defaulting Financial Institution shall forthwith upon demand pay to the Agent for the account of the Non-Defaulting Financial Institutions all amounts paid by each Non-Defaulting Financial Institution on behalf of such Defaulting Financial Institution, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting Financial Institution until the date such Non-Defaulting Financial Institution has been paid such amounts in full, at a rate per annum equal to the Federal Funds Effective Rate plus two percent (2%). In addition, without prejudice to any other rights that Conduit may have under applicable law, each Defaulting Financial Institution shall pay to Conduit forthwith upon demand, the difference between such Defaulting Financial Institution's unpaid Acquisition Amount and the amount paid with respect thereto by the Non-Defaulting Financial Institutions, together with interest thereon, for each day from the date of the Agent's request for such Defaulting Financial Institution's Acquisition Amount pursuant to Section 13.1 until the date the requisite amount is paid to Conduit in full, at a rate per annum equal to the Federal Funds Effective Rate plus two percent (2%).

         Section 13.6  Terminating Financial Institutions.

               (a) Each Financial Institution hereby agrees to deliver written notice to the Agent not more than 30 Business Days and not less than 5 Business Days prior to the Liquidity Termination Date indicating whether such Financial Institution, in its sole and absolute discretion, intends to renew its Commitment hereunder. If any Financial

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

Institution fails to deliver such notice on or prior to the date that is 5 Business Days prior to the Liquidity Termination Date, such Financial Institution will be deemed to have declined to renew its Commitment (each Financial Institution which has declined or has been deemed to have declined to renew its Commitment hereunder, a "Non-Renewing Financial Institution"). The Agent shall promptly notify Conduit of each Non-Renewing Financial Institution and Conduit, in its sole and absolute discretion, may (A) to the extent of Commitment Availability, declare that such Non-Renewing Financial Institution's Commitment shall, to such extent, automatically terminate on a date specified by Conduit on or before the Liquidity Termination Date or (B) upon one (1) Business Days' notice to such Non-Renewing Financial Institution assign to such Non-Renewing Financial Institution on a date specified by Conduit its Pro Rata Share of the aggregate Purchaser Interests then held by Conduit, subject to, and in accordance with, Section 13.1. In addition, Conduit may, in its sole and absolute discretion, at any time (x) to the extent of Commitment Availability, declare that any Affected Financial Institution's Commitment shall automatically terminate on a date specified by Conduit or (y) assign to any Affected Financial Institution on a date specified by Conduit its Pro Rata Share of the aggregate Purchaser Interests then held by Conduit, subject to, and in accordance with,
Section 13.1 (each Affected Financial Institution or each Non-Renewing Financial Institution is hereinafter referred to as a "Terminating Financial Institution"). The parties hereto expressly acknowledge that any declaration of the termination of any Commitment, any assignment pursuant to this Section 13.6 and the order of priority of any such termination or assignment among Terminating Financial Institutions shall be made by Conduit in its sole and absolute discretion.

               (b) Upon any assignment to a Terminating Financial Institution as provided in this Section 13.6, any remaining Commitment of such Terminating Financial Institution shall automatically terminate. Upon reduction to zero of the Capital of all of the Purchaser Interests of a Terminating Financial Institution (after application of Collections thereto pursuant to Sections 2.2 and 2.3) all rights and obligations of such Terminating Financial Institution hereunder shall be terminated and such Terminating Financial Institution shall no longer be a "Financial Institution" hereunder; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Purchaser Interests held by such Terminating Financial Institution prior to its termination as a Financial Institution.

                                   ARTICLE XIV
                                  MISCELLANEOUS

         Section 14.1 Waivers and Amendments. (a) No failure or delay on the part of the Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

               (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this
Section 14.1(b). Conduit, Seller and the Agent, at the direction of the Required Financial Institutions, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

                         (i)  without the consent of each affected Purchaser,
     (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Financial Institution Yield or any CP Costs (or any component of Financial Institution Yield or CP Costs), (C) reduce any fee payable to the Agent for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Financial Institution's Pro Rata Share (except pursuant to Sections 13.1 or 13.5) or any Financial Institution's Commitment, (E) amend, modify or waive any provision of the definition of Required Financial Institutions or this Section 14.1(b), (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement, (G) change the definition of "Eligible Receivable," "Credit Enhancement," "Hedging Agreement" or "Hedge Provider" or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

                         (ii) without the written consent of the then Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent.

Notwithstanding the foregoing, (i) without the consent of the Financial Institutions, but with the consent of Seller, the Agent may amend this Agreement solely to add additional Persons as Financial Institutions hereunder and (ii) the Agent, the Required Financial Institutions and Conduit may enter into amendments to modify any of the terms or provisions of Article XI, Article XII,
Section 14.13 or any other provision of this Agreement without the consent of any Seller Party, provided that such amendment has no negative impact upon such Seller

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

Party. Any modification or waiver made in accordance with this Section
14.1 shall apply to each of the Purchasers equally and shall be binding upon each Seller Party, the Purchasers and the Agent.

          Section 14.2 Notices. Except as provided in this Section 14.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this
Section 14.2. Seller hereby authorizes the Agent to effect purchases and Tranche Period and Discount Rate selections based on telephonic notices made by any Person whom the Agent in good faith believes to be acting on behalf of Seller. Seller agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by an authorized officer of Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent, the records of the Agent shall govern absent manifest error.

          Section 14.3 Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          Section 14.4 Protection of Ownership Interests of the Purchasers. (a) Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Agent may request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable the Agent or the Purchasers to exercise and enforce their rights and remedies hereunder. Without limiting the foregoing, Seller will, upon the request of the Agent, file such financing or continuation statements, or amendments thereto or assignments thereof, and execute and file such other instruments and documents, that may be necessary or

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

desirable, or that the Agent may reasonably request, to perfect, protect or evidence such Purchaser Interests. At any time following the occurrence of an Amortization Event, the Agent may, or the Agent may direct Seller or the Servicer to, notify the Obligors of Receivables, at Seller's expense, of the ownership or security interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee. Seller or the Servicer (as applicable) shall, at any Purchaser's request, withhold the identity of such Purchaser in any such notification.

               (b) If any Seller Party fails to perform any of its obligations hereunder, the Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligations, and the Agent's or such Purchaser's costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.3. Each Seller Party irrevocably authorizes the Agent at any time and from time to time in the sole and absolute discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to authorize and/or execute on behalf of such Seller Party as debtor and to file financing or continuation statements (and amendments thereto and assignments thereof) necessary or desirable in the Agent's sole and absolute discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Agent in its sole and absolute discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable. The authorization by each Seller Party set forth in the second sentence of this Section 14.4(b) is intended to meet all requirements for authorization by a debtor under Article 9 of any applicable enactment of the UCC, including, without limitation, Section 9-509 thereof.

         Section 14.5 Confidentiality. (a) Each Seller Party and each Purchaser shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agent and Conduit and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Seller Party and such Purchaser and its officers and employees may disclose such information to such Seller Party's and such Purchaser's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

               (b) Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, the Financial Institutions or Conduit by each other, (ii) by the Agent or

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

the Purchasers to any prospective or actual assignee or participant of any of them and (iii) by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Bank One acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of and agrees to maintain the confidential nature of such information. In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

               Section 14.6 Bankruptcy Petition. Seller, the Servicer, the Agent and each Financial Institution hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Conduit or any Unconditional Liquidity Provider, it will not institute against, or join any other Person in instituting against, Conduit or any such entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

               Section 14.7 Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of Conduit, the Agent or any Financial Institution, no claim may be made by any Seller Party or any other Person against Conduit, the Agent or any Financial Institution or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

               Section 14.8 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

               Section 14.9 CONSENT TO JURISDICTION. EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

               Section 14.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

               Section 14.11 Integration; Binding Effect; Survival of Terms.

                       (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

                       (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy) and shall inure to the benefit of the Hedge Provider (if any) and its successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to
Article V, (ii) the indemnification and payment provisions of Article X, and Sections 14.5 and 14.6 shall be continuing and shall survive any termination of this Agreement.

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

               Section 14.12 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

               Section 14.13 Bank One Roles. Each of the Financial Institutions acknowledges that Bank One acts, or may in the future act, (i) as administrative agent for Conduit or any Financial Institution, (ii) as issuing and paying agent for the Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper and (iv) to provide other services from time to time for Conduit or any Financial Institution (collectively, the "Bank One Roles"). Without limiting the generality of this Section 14.13, each Financial Institution hereby acknowledges and consents to any and all Bank One Roles and agrees that in connection with any Bank One Role, Bank One may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Conduit, and the giving of notice to the Agent of a mandatory purchase pursuant to Section 13.1.

               Section 14.14 Characterization. (a) It is the intention of the parties hereto that each purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Purchaser Interest. Except as specifically provided in this Agreement, each sale of a Purchaser Interest hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to each Purchaser and the Agent for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser or the Agent or any assignee thereof of any obligation of Seller or any Originator or any other person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of Seller or any Originator.

                       (b) In addition to any ownership interest which the Agent may from time to time acquire pursuant hereto, Seller hereby grants to the Agent for the ratable benefit of the Purchasers a valid and perfected security interest in all of Seller's right, title and interest in, to and under all Receivables now existing or hereafter arising, the

                                       PATTERSON RECEIVABLES PURCHASE AGREEMENT

Collections, each Lock-Box, each P.O. Box, each Collection Account, all Related Security, all other rights and payments relating to such Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. The Agent and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

               Section 14.15 Excess Funds. Each of Seller, the Servicer, each Purchaser and the Agent agrees that Conduit shall be liable for any claims that such party may have against Conduit only to the extent that Conduit has funds in excess of those funds necessary to pay matured and maturing Commercial Paper and to the extent such excess funds are insufficient to satisfy the obligations of Conduit hereunder, Conduit shall have no liability with respect to any amount of such obligations remaining unpaid and such unpaid amount shall not constitute a claim against Conduit. Any and all claims against Conduit shall be subordinate to the claims against Conduit of the holders of Commercial Paper and any Person providing liquidity support to Conduit.

                            (Signature Pages Follow)

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

         WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

                                    PDC FUNDING COMPANY, LLC


                                    By:    /s/ Jeffrey J. Stang
                                    Name:  Jeffrey J. Stang
                                    Title: Vice President and Treasurer

                                    Address:      1031 Mendota Heights Road
                                                  St. Paul, MN 55120

                                                  Attn: Chief Financial Officer
                                                  Facsimile: (651) 686-8984


                                    PATTERSON DENTAL COMPANY,
                                    as Servicer

                                    By:    /s/ R. Stephen Armstrong
                                    Name:  R. Stephen Armstrong
                                    Title: Executive Vice President, Treasurer
                                           and Chief Financial Officer

                                    Address:      1031 Mendota Heights Road
                                                  St. Paul, MN 55120

                                                  Attn: Chief Financial Officer
                                                  Facsimile: (651) 686-8984

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

                       PREFERRED RECEIVABLES FUNDING
                       CORPORATION


                       By:      /s/ Patrick J. Power
                       Authorized Signatory

                       Address:       c/o Bank One, NA (Main Office Chicago),
                                       as Agent
                                      Asset Backed Finance
                                      Suite IL1-0079, 1-19
                                      1 Bank One Plaza
                                      Chicago, Illinois 60670-0079
                                      Facsimile: (312) 732-1844



                       BANK ONE, NA (MAIN OFFICE CHICAGO),
                       as a Financial Institution and as Agent


                       By:      /s/ Patrick J. Power
                       Name:    Patrick J. Power
                       Title:   Authorized Signatory

                       Address: Bank One, NA (Main Office Chicago) Asset Backed Finance
                                      Suite IL1-0612, 1-19
                                      1 Bank One Plaza
                                      Chicago, Illinois  60670-0612
                                      Facsimile: (312) 732-4487

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT

                                    EXHIBIT I

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Accrual Period" means each Fiscal Month, provided that the initial Accrual Period hereunder means the period from (and including) the date of the initial purchase hereunder to (and including) the last day of the Fiscal Month thereafter.

         "ACH Receipts" means funds received in respect of Automatic Debit Collections.

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which PDCo or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company or other business entity.

         "Acquisition Amount" means, on the date of any purchase from Conduit of one or more Purchaser Interests pursuant to Section 13.1, (a) with respect to each Financial Institution (other than any Unconditional Liquidity Provider), the lesser of (i) such Financial Institution's Pro Rata Share of the sum of (A) the lesser of (1) the Adjusted Liquidity Price of each such Purchaser Interest and (2) the Capital of each such Purchaser Interest and (B) all accrued and unpaid CP Costs for each such Purchaser Interest and (ii) such Financial Institution's unused Commitment and (b) with respect to each Unconditional Liquidity Provider, the lesser of (x) such Unconditional Liquidity Provider's Pro Rata Share of the sum of (1) the Capital of each such Purchaser Interest and
(2) all accrued and unpaid CP Costs for each such Purchaser Interest and (y) such Unconditional Liquidity Provider's unused Commitment.

         "Adjusted Funded Amount" means, in determining the Conduit Transfer Price for any Purchaser Interest, an amount equal to the sum of (a) the Adjusted Liquidity Price of each such Purchaser Interest and (b) an amount equal to each Unconditional Liquidity

                                    Exh. I-1

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT


Provider's Pro Rata Share of the difference between (i) the Adjusted Liquidity Price of each such Purchaser Interest and (ii) the Capital of each such Purchaser Interest.

         "Adjusted Liquidity Price" means an amount equal to:

                                               NDR
                     RI [ (i) DC + (ii) [---------------] ]
                                         1 + (.50 x .10)

         where:

                  RI     =       the undivided percentage interest evidenced by
                                 such Purchaser Interest.

                  DC     =       the Deemed Collections.

                  NDR    =       the Outstanding Balance of all Receivables that
                                 are not Defaulted Receivables.


Each of the foregoing shall be determined from the most recent Monthly Report received from the Servicer.

         "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

         "Affected Financial Institution" has the meaning specified in Section 12.1(c).

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the


                                       Exh. I-2

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT


direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agent" has the meaning set forth in the preamble to this Agreement.

         "Agent's Account" has the meaning set forth in Section 2.2(a).

         "Aggregate Capital" means, on any date of determination, the aggregate amount of Capital of all Purchaser Interests outstanding on such date.

         "Aggregate Unpaids" means, at any time, an amount equal to the sum of all accrued and unpaid fees under the Fee Letter, CP Costs, Financial Institution Yield, Aggregate Capital, Hedging Obligations and all other unpaid Obligations (whether due or accrued) at such time.

         "Agreement" means this Receivables Purchase Agreement, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.

         "Amortization Date" means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 9.1(d)(ii), (iii) the Business Day specified in a written notice from the Agent following the occurrence of any other Amortization Event and, (iv) the date which is 5 Business Days after the Agent's receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement.

         "Amortization Event" has the meaning specified in Article IX.

         "Approved Unconditional Liquidity Provider" means an Unconditional Liquidity Provider which has received approval from Standard & Poor's Ratings Services and Moody's Investors Service, Inc. to be relieved from any obligation to pay amounts as a Non-Defaulting Financial Institution pursuant to Section
13.5 hereof.

         "Assignment Agreement" has the meaning set forth in Section 12.1(b).

         "Authorized Officer" means, with respect to any Person, its president, corporate controller, treasurer or chief financial officer.

         "Automatic Debit Collection" means the payment of Collections by an Obligor by means of automatic electronic funds transfer from the Obligor's bank account.


                                       Exh. I-3

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT


         "Balloon Payment Receivable" means a Receivable that arises under a Contract that requires the final payment to be in an amount equal to 35% of the initial balance of such Receivable.

         "Bank One" means Bank One, NA (Main Office Chicago) in its individual capacity and its successors.

         "Broken Funding Costs" means for any Purchaser Interest which: (i) has its Capital reduced without compliance by Seller with the notice requirements hereunder or (ii) is assigned under Article XIII or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs or Financial Institution Yield (as applicable) that would have accrued during the remainder of the Tranche Periods or the tranche periods for Commercial Paper determined by the Agent to relate to such Purchaser Interest (as applicable) subsequent to the date of such reduction, assignment or termination of the Capital of such Purchaser Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to another Purchaser Interest, the amount of CP Costs or Financial Institution Yield actually accrued during the remainder of such period on such Capital for the new Purchaser Interest, and (y) to the extent such Capital is not allocated to another Purchaser Interest, the income, if any, actually received during the remainder of such period by the holder of such Purchaser Interest from investing the portion of such Capital not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to Seller the amount of such excess. All Broken Funding Costs shall be due and payable hereunder upon demand.

         "Business Day" means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

         "Capital" of any Purchaser Interest means, at any time, (A) the Purchase Price of such Purchaser Interest, minus (B) the sum of the aggregate amount of Collections and other payments received by the Agent which in each case are applied to reduce such Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored (in accordance with Section 2.5) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.


                                       Exh. I-4

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT


         "Change of Control" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of Servicer or (ii) PDCo ceases to own, directly or indirectly, 100% of the outstanding membership units of Seller or 100% of the outstanding capital stock of any Originator.

         "Charged-Off Receivable" means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to Seller Party therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the Credit and Collection Policy, would be written off Seller's books as uncollectible, (iv) which has been identified by Seller as uncollectible or (v) as to which any payment, or part thereof, remains unpaid for 180 days or more from the original due date for such payment.

         "Collection Account" means, collectively, each First-Tier Account and the Second-Tier Account.

         "Collection Account Agreement" means (i) with respect to each Lock-Box or Collection Account, an agreement, substantially in the form of Exhibit VI, among an Originator (if applicable), Seller, the Agent and a Collection Bank, or any similar or analogous agreement among an Originator, Seller, the Agent and a Collection Bank and (ii) with respect to each P.O. Box, a Postal Notice.

         "Collection Bank" means, at any time, any of the banks holding one or more Collection Accounts.

         "Collection Notice" means a notice, in substantially the form of Annex A to Exhibit VI, from the Agent to a Collection Bank, or any similar or analogous notice from the Agent to a Collection Bank.

         "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all scheduled payments, prepayments, yield, Finance Charges or other related amounts accruing in respect thereof, all cash proceeds of Related Security with respect to such Receivable and all payments received pursuant to the Hedging Agreement.

         "Commercial Paper" means promissory notes of Conduit issued by Conduit in the commercial paper market.


                                       Exh. I-5

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT


         "Commitment" means, for each Financial Institution, the commitment of such Financial Institution to purchase Purchaser Interests from (i) Seller and
(ii) Conduit, in an amount not to exceed (i) in the aggregate, the amount set forth opposite such Financial Institution's name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof (including, without limitation, any termination of Commitments pursuant to Section 13.6 hereof) and (ii) with respect to any individual purchase hereunder, its Pro Rata Share of the Purchase Price therefor.

         "Commitment Availability" means at any time the positive difference (if any) between (a) an amount equal to the aggregate amount of the Commitments minus an amount equal to 2% of such aggregate Commitments at such time minus (b) the Aggregate Capital at such time.

         "Concentration Limit" means, at any time, for any Obligor, 2% of the aggregate Outstanding Balance of all Eligible Receivables, or such other amount (a "Special Concentration Limit") for such Obligor designated by the Agent; provided, that in the case of an Obligor and any Affiliate of such Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliate are one Obligor; and provided, further, that Conduit or the Required Financial Institutions may, upon not less than three Business Days' notice to Seller, cancel any Special Concentration Limit.

         "Conduit" has the meaning set forth in the preamble to this Agreement.

         "Conduit Residual" means the sum of the Conduit Transfer Price Reductions.

         "Conduit Transfer Price" means, with respect to the assignment by Conduit of one or more Purchaser Interests to the Agent for the benefit of one or more of the Financial Institutions pursuant to Section 13.1, the sum of (i) the lesser of (a) the Capital of each such Purchaser Interest and (b) the Adjusted Funded Amount of each such Purchaser Interest and (ii) all accrued and unpaid CP Costs for each such Purchaser Interest.

         "Conduit Transfer Price Deficit" has the meaning set forth in Section 13.5.

         "Conduit Transfer Price Reduction" means in connection with the assignment of a Purchaser Interest by Conduit to the Agent for the benefit of the Financial Institutions, the positive difference (if any) between (i) the Capital of such Purchaser Interest and (ii) the Adjusted Funded Amount for such Purchaser Interest.


                                       Exh. I-6

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT


         "Consolidated Adjusted EBITDA" means, as to any Person for any period, the sum of Consolidated EBIT for such period (i) plus consolidated depreciation and amortization for such period, (ii) plus extraordinary losses incurred other than in the ordinary course of business, (iii) minus extraordinary gains realized other than in the ordinary course of business. For Persons acquired by PDCo during the relevant measurement period, their EBITDA results will be included in the calculation of Consolidated Adjusted EBITDA as if those Persons were owned by PDCo for the entire reporting period. Consolidated Adjusted EBITDA will be calculated on a rolling four-quarter basis.

         "Consolidated EBIT" means, as to any Person and with reference to any period, Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for federal, state, local and foreign income and franchise taxes paid or accrued and (iii) extraordinary losses incurred other than in the ordinary course of business, minus, to the extent included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for such Person and its Subsidiaries on a consolidated basis.

         "Consolidated Interest Expense" means, as to any Person and with reference to any period, the interest expense of such Person and its Subsidiaries calculated on a consolidated basis for such period including, without limitation, such interest expense as may be attributable to capitalized leases, receivables transaction financing costs, the discount or implied interest component of off-balance sheet liabilities, all commissions, discounts and other fees and charges owed with respect to letters of credit and net mark-to-market exposure.

         "Consolidated Net Income" means as to any Person and with reference to any period, the net income (or loss) of such Person and its Subsidiaries calculated on a consolidated basis for such period, excluding any non-cash charges or gains which are unusual, non-recurring or extraordinary.

         "Consolidated Tangible Net Worth" means, as of any date of determination, the consolidated total stockholders' equity (including capital stock, additional paid-in capital and retained earnings) of PDCo and its Subsidiaries determined in accordance with GAAP, less goodwill and other intangible assets.

         "Consolidated Total Debt" means (a) all Indebtedness of PDCo and its Subsidiaries, on a consolidated basis, reflected on a balance sheet prepared in accordance with GAAP, plus, without duplication (b) the face amount of all outstanding letters of credit in respect of which PDCo or any Subsidiary has any reimbursement obligation and the principal amount of all contingent obligations of PDCo and its Subsidiaries, plus obligations associated with capitalized leases, plus obligations arising from the sale of accounts


                                       Exh. I-7

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT


receivable and other forms of off-balance sheet financing, including receivables transaction attributed indebtedness.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

         "Contract" means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

         "CP Costs" means for any day during which a Purchaser Interest is held by the Conduit, an amount equal to the Capital of such Purchaser Interest multiplied by a per annum rate equivalent to the "weighted average cost" (as defined below) related to the issuance of indexed Commercial Paper of the Conduit that is allocated, in whole or in part, to fund such Capital (and which may also be allocated in part to the funding of other assets of the Conduit); provided, however, that if any component of such rate is a discount rate, in calculating such rate for such Capital for such date, the rate used to calculate such component of such rate shall be a rate resulting from converting such discount rate to an interest bearing equivalent rate per annum. As used in this definition, the "weighted average cost" shall consist of (x) the actual interest rate paid to purchasers of indexed Commercial Paper issued by the Conduit, (y) the costs associated with the issuance of such Commercial Paper (including dealer fees and commissions to placement agents), and (z) interest on other borrowing or funding sources by the Conduit, including to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market.

         "Credit and Collection Policy" means Seller's and/or the applicable Originator's credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit VIII hereto, as modified from time to time in accordance with this Agreement.

         "Credit Enhancement" means, on any date, an amount equal to (i) the Net Receivables Balance as of the close of business of the Servicer on such date, multiplied by the greater of (x) 10% and (y) 3 times the Default Ratio.

         "Deemed Collections" means the aggregate of all amounts Seller shall have been deemed to have received as a Collection of a Receivable. If at any time, (i) the Outstanding


                                       Exh. I-8

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT


Balance of any Receivable is either (x) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by Seller or any Originator (other than cash Collections on account of the Receivables) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), (ii) any of the representations or warranties in Article V are no longer true with respect to any Receivable or
(iii) the Related Equipment for any Receivable is Repossessed and sold for less than the fair market value of such Related Equipment, Seller shall be deemed to have received a Collection of such Receivable in the amount of (A) such reduction or cancellation in the case of clause (i) above, (B) the entire Outstanding Balance in the case of clause (ii) above and (C) the difference between the fair market value of the Repossessed Related Equipment and the gross proceeds received upon the sale of such Repossessed Related Equipment in the case of clause (c) above.

         "Default Fee" means with respect to any amount due and payable by Seller in respect of any Aggregate Unpaids, an amount equal to the greater of
(i) $1000 and (ii) interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 2% above the Prime Rate.

         "Default Ratio" means, as of the last day of each Fiscal Month, a percentage equal to: (i) the aggregate Outstanding Balance of all Defaulted Receivables on such day, divided by (ii) the aggregate Outstanding Balance of all Receivables on such day.

         "Defaulted Receivable" means a Receivable as to which any payment, or part thereof, remains unpaid for 121 days or more from the original due date for such payment.

         "Defaulting Financial Institution" has the meaning set forth in Section 13.5.

         "Delinquency Ratio" means, at any time, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables at such time divided by (ii) the aggregate Outstanding Balance of all Receivables at such time.

         "Delinquent Receivable" means a Receivable as to which any payment, or part thereof, remains unpaid for 61 days or more from the original due date for such payment.

         "Designated Obligor" means an Obligor indicated by the Agent to Seller in writing.

         "Dilutions" means, at any time, the aggregate amount of reductions or cancellations described in clause (i) of the definition of "Deemed Collections".


                                       Exh. I-9

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT


         "Discount Rate" means, the LIBO Rate or the Prime Rate, as applicable, with respect to each Purchaser Interest of the Financial Institutions.

         "Discounted Receivable" means a Receivable that arises under a Contract that does not contain a stated rate of interest applicable to the Outstanding Balance of such Receivable.

         "Discounted Receivable Discounted Balance" means, at any time, with respect to any Discounted Receivable, the discounted Outstanding Balance of such Receivable, which Outstanding Balance shall be discounted using a discount rate of 10%.

         "EagleSoft Computer Receivable" means a Receivable originated by PDSI that arises from the sale or financing of computer hardware equipment by PDSI.

         "EagleSoft Software Receivable" means a Receivable originated by PDSI that arises from the sale, licensing or financing of computer software by PDSI.

         "Eligible Receivable" means, at any time, a Receivable:

                  (i) the Obligor of which (a) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States; (b) is not an Affiliate of any of the parties hereto;
         (c) is not a Designated Obligor; and (d) is not a government or a governmental subdivision or agency,

                  (ii) the Obligor of which is not, and has not been, the Obligor of any Charged-Off Receivable or any Defaulted Receivable,

                  (iii) that is not a Charged-Off Receivable or a Defaulted Receivable,

                  (iv) that is not a Delinquent Receivable at the time a Purchaser Interest in such Receivable is purchased hereunder,

                  (v) that arises under a Contract that has not had any payment or other terms of such Contract extended, modified or waived, unless such Receivable is a Modified Receivable,

                  (vi) that is an "account" or "chattel paper" within the meaning of Article 9 of the UCC of all applicable jurisdictions,


                                       Exh. I-10

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT


                  (vii) that is denominated and payable only in United States dollars in the United States,

                  (viii) that arises under a Contract in substantially the form of one of the form contracts set forth on Exhibit IX hereto or otherwise approved by the Agent in writing, which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense,

                  (ix) that arises under a Contract that (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of the applicable Originator or any of its assignees under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,

                  (x) that arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator,

                  (xi) that, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

                  (xii) that satisfies all applicable requirements of the Credit and Collection Policy,

                  (xiii) that was generated in the ordinary course of the applicable Originator's business,

                  (xiv) that arises solely from the sale, licensing or financing of goods or the provision of services to the related Obligor by the applicable Originator, and not by any other Person (in whole or in part),

                  (xv) as to which the Agent has not notified Seller that the Agent has determined that such Receivable or class of Receivables is not acceptable as an


                                       Exh. I-11

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT


         Eligible Receivable, including, without limitation, because such Receivable arises under a Contract that is not acceptable to the Agent,

                  (xvi) that is not subject to any right of rescission, set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right as against such Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract),

                  (xvii) that, (a) if such Receivable is a Discounted Receivable, the related Contract requires that payment in full of the Outstanding Balance of such Receivable be made not later than 63 months after the date such Receivable was originated; (b) if such Receivable is an EagleSoft Computer Receivable or EagleSoft Software Receivable, the related Contract requires that payment in full of the Outstanding Balance of such Receivable to be made not later than 39 months after the date such Receivable was originated; and (c) otherwise, the related Contract requires that payment in full of the Outstanding Balance of such Receivable to be made not later than 60 months after the date such Receivable was originated,

                  (xviii) as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,

                  (xix) all right, title and interest to and in which has been validly transferred by the applicable Originator directly to Seller under and in accordance with the Receivables Sale Agreement, and Seller has good and marketable title thereto free and clear of any Adverse Claim,

                  (xx) that arises under a Contract that requires the Outstanding Balance of such Receivable to be paid in equal consecutive monthly installments, unless such Receivable is a Balloon Payment Receivable,

                  (xxi) that, if such Receivable is a Veterinary Receivable, the Outstanding Balance thereof, when added to the Outstanding Balance of all other Veterinary Receivables, does not exceed 5% of the aggregate Outstanding Balance of all Receivables,


                                       Exh. I-12

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT


                  (xxii) that, if such Receivable is a Balloon Payment Receivable, the Outstanding Balance thereof, when added to the Outstanding Balance of all other Balloon Payment Receivables, does not exceed 5% of the aggregate Outstanding Balance of all Receivables,

                  (xxiii) that, if such Receivable is an EagleSoft Software Receivable, the Outstanding Balance thereof, when added to the Outstanding Balance of all other EagleSoft Software Receivables, does not exceed 15% of the aggregate Outstanding Balance of all Receivables,

                  (xxiv) that, if such Receivable is an EagleSoft Computer Receivable, the Outstanding Balance thereof, when added to the Outstanding Balance of all other EagleSoft Computer Receivables, does not exceed 10% of the aggregate Outstanding Balance of all Receivables,

                  (xxv) that, if such Receivable is a Modified Receivable, the Outstanding Balance thereof, when added to the Outstanding Balance of all other Modified Receivables, does not exceed 5% of the aggregate Outstanding Balance of all Receivables,

                  (xxvi) that, if such Receivable is a Discounted Receivable, the Outstanding Balance thereof, when added to the Outstanding Balance of all other Discounted Receivables, does not exceed 5% of the aggregate Outstanding Balance of all Receivables,

                  (xxvii) that, together with the related Contract, has not been sold, assigned or pledged by the applicable Originator or Seller, except pursuant to the terms of the Receivables Sale Agreement and this Agreement,

                  (xxviii) that (a) if such Receivable is an EagleSoft Software Receivable, the Obligor thereof has made at least three payments on such Receivable and (b) otherwise, the Obligor thereof has made at least one payment on such Receivable,

                  (xxix) that arises under a Contract that provides for aggregate payments thereunder in an amount less than $250,000,

                  (xxx) the Obligor of which is not the Obligor of other Receivables with an aggregate Outstanding Balance in excess of $250,000,

                  (xxxi) with respect to which there is only one original executed copy of the related Contract, which will, together with the related records be held by the Servicer as


                                       Exh. I-13

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT


         bailee of the Agent and the Purchasers, and no other custodial agreements are in effect with respect thereto, and

                  (xxxii) that excludes residual value and any maintenance component.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Excess Spread" means, as of the last day of any Fiscal Month, the sum of (i) the weighted average annual percentage rate accruing on the Receivables, minus (ii) 1%, minus (iii) if the Hedging Agreement shall have been entered into in accordance with Section 7.3, the Hedge Fixed Rate otherwise, a per annum percentage that is the percentage equivalent of the CP Costs accrued during such Fiscal Month or the Financial Institution Yield accrued during such month (as applicable), minus (iv) the Program Fee Rate (as defined in the Fee Letter), minus (v) the Facility Fee Rate (as defined in the Fee Letter).

         "Facility Account" means the account numbered 1109495 maintained by Seller in the name of "PDC Funding Company, LLC" at Bank One, together with any successor account or sub-account.

         "Facility Termination Date" means the earliest of (i) the Liquidity Termination Date and (ii) the Amortization Date.

         "Federal Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as amended and any successor statute thereto.

         "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (Chicago time) for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

         "Fee Letter" means that certain letter agreement dated as of the date hereof among Seller, Conduit and the Agent, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.

         "Finance Charge Collections" means Collections consisting of Finance Charges.


                                       Exh. I-14

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT


         "Finance Charges" means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

         "Financial Institution Yield" means for each respective Tranche Period relating to Purchaser Interests of the Financial Institutions, an amount equal to the product of the applicable Discount Rate for each Purchaser Interest multiplied by the Capital of such Purchaser Interest for each day elapsed during such Tranche Period, annualized on a 360 day basis.

         "Financial Institutions" has the meaning set forth in the preamble in this Agreement.

         "First Tier Account" means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited, including, without limitation, by means of automatic funds transfer (other than the Second-Tier Account) and which is listed on
Exhibit IV.

         "Fiscal Month" means any of the thirteen consecutive four week or five week accounting periods used by PDCo for accounting purposes which begin on the Sunday after the last Saturday in April of each year and ending on the last Saturday in April of the next year.

         "Funding Agreement" means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of Conduit.

         "Funding Source" means (i) any Financial Institution or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to Conduit.

         "GAAP" means generally accepted accounting principles in effect in the United States of America as of the date of this Agreement, provided, that if there occurs after the date of this Agreement any change in GAAP that affects in any material respect the calculation of any amount described in Section 9.2(f),
(m) or (n), the Agent and Seller shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such amounts with the intent of having the respective positions of the Agent and the Purchasers and Seller after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the amounts described in Sections 9.1(f), (m) and (n) shall be calculated as if no such change in GAAP has occurred.


                                       Exh. I-15

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT


         "Hedge Fixed Amount" means, with respect to each Settlement Period, an amount equal to the product of (i) the average Aggregate Capital outstanding during such Settlement Period, times (ii) the Hedge Fixed Rate, times (iii) a fraction, the numerator of which is the number of days in such Settlement Period and the denominator of which is 360.

         "Hedge Fixed Rate" means, for any day during a Settlement Period, the fixed rate payable under the Hedging Agreement (without taking into account any netting provisions thereunder), as such rate may be, reset from time to time.

         "Hedge Floating Amount" means, with respect to each Settlement Period, an amount equal to the product of (i) the average Aggregate Capital outstanding during such Settlement Period, times (ii) the one-month LIBO Rate applicable to the outstanding Aggregate Capital during such Settlement Period, times (iii) a fraction, the numerator of which is the number of days in such Settlement Period and the denominator of which is 360.

         "Hedge Provider" means Bank One and any replacement therefor selected by the Agent and Seller in accordance with Section 7.3.

         "Hedge Provider Downgrade" means the unsecured, unguaranteed, long-term debt rating of the Hedge Provider under the then current Hedging Agreement, if any, is reduced below A- or withdrawn by Standard & Poor's Ratings Service or below A3 or withdrawn by Moody's Investors Service.

         "Hedging Agreement" has the meaning set forth in Section 7.3.

         "Hedging Obligations" means all amounts payable to the Hedge Provider under the Hedging Agreement, including, without limitation, the accrued fixed amount under the Hedging Agreement and all breakage costs associated with the termination of the Hedging Agreement.

         "Incremental Purchase" means a purchase of one or more Purchaser Interests which increases the total outstanding Aggregate Capital hereunder.

         "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate


                                       Exh. I-16

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT


swap, exchange or cap agreements, (vii) Contingent Obligations and (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

         "Independent Governor" shall mean a governor of Seller who is not at such time, and has not been at any time during the preceding five (5) years, (A) a director, officer, governor, manager, member, employee or affiliate of Seller, any Patterson Entity, or any of their respective Subsidiaries or Affiliates, or
(B) the beneficial owner (at the time of such individual's appointment as an Independent Governor or at any time thereafter while serving as an Independent Governor) of any of the outstanding common membership units or capital stock, as applicable, of Seller, any Patterson Entity, or any of their respective Subsidiaries or Affiliates, having general voting rights.

         "Intercreditor Agreement" means an intercreditor agreement by and among the Agent, US Bank, as agent under the US Bank Contract Purchase Agreement, PDCo, PDSI, Webster and Seller, as the same may be amended, restated supplemented or otherwise modified from time to time.

         "LIBO Rate" means the rate per annum equal to the sum of (i) (a) the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen LIBOR01 as of 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period, and having a maturity equal to such Tranche Period, provided that, (i) if Reuters Screen LIBOR01 is not available to the Agent for any reason, the applicable LIBO Rate for the relevant Tranche Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period, and having a maturity equal to such Tranche Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable LIBO Rate for the relevant Tranche Period shall instead be the rate determined by the Agent to be the rate at which Bank One offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period, in the approximate amount to be funded at the LIBO Rate and having a maturity equal to such Tranche Period, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Tranche Period plus (ii) 1.00% per annum. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.


                                       Exh. I-17

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT


         "Liquidity Termination Date" means May 9, 2003, as extended by mutual agreement of Seller, the Agent and the Purchasers.

         "Lock-Box" means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.

         "Material Adverse Effect" means a material adverse effect on (i) the financial condition or operations of any Seller Party and its Subsidiaries, (ii) the ability of any Seller Party to perform its obligations under this Agreement or the Performance Provider to perform its obligations under the Performance Undertaking, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

         "Modified Receivable" means a Receivable as to which the payment terms of the related Contract have been extended or modified for credit reasons since the origination of such Receivable.

         "Monthly Report" means a report, in substantially the form of Exhibit X hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to Section 8.5.

         "Net Receivables Balance" means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by (i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor and
(ii) the excess of the aggregate Outstanding Balance of all Eligible Receivables that are Discounted Receivables over the aggregate Discounted Receivable Discounted Balance of all such Receivables.

         "Non-Defaulting Financial Institution" has the meaning set forth in
Section 13.5.

         "Non-Renewing Financial Institution" has the meaning set forth in
Section 13.6(a).

         "Obligations" shall have the meaning set forth in Section 2.1.

         "Obligor" means a Person obligated to make payments pursuant to a Contract.


                                       Exh. I-18

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT


         "Originated Receivable" means all indebtedness and other obligations owed to Seller or an Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement or hereunder) or in which Seller or an Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale, licensing or financing of goods or the rendering of services by an Originator, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from an Originated Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be an Originated Receivable regardless of whether the account debtor, any Originator or Seller treats such indebtedness, rights or obligations as a separate payment obligation.

         "Originator" means each of PDSI and Webster, in their respective capacities as seller under the Receivables Sale Agreement.

         "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

         "Participant" has the meaning set forth in Section 12.2.

         "Patterson Entity" means each of PDCo and each Originator and their respective successors.

         "PDCo" has the meaning set forth in the preamble to this Agreement.

         "PDSI" means Patterson Dental Supply, Inc., a Minnesota corporation, together with its successors and assigns.

         "Performance Provider" means PDCo in its capacity as Provider under the Performance Undertaking.

         "Performance Undertaking" means that certain Performance Undertaking, dated as of May 10, 2002, by Performance Provider in favor of Seller, substantially in the form of Exhibit XI, as the same may be amended, restated, supplemented or otherwise modified from time to time.


                                       Exh. I-19

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT


         "Permitted Investments" means (a) evidences of indebtedness maturing within thirty days after the date of loan thereof, issued by, or guaranteed by the full faith and credit of, the federal government of the United States, (b) repurchase agreements with banking institutions or broker-dealers registered under the Securities Exchange Act of 1934 which are fully secured by obligations of the kind specified in clause (a), (c) money market funds (i) rated not lower than the highest rating category from Moody's Investors Service and "AAA m" or "AAAm-g," from Standard & Poor's Rating Service or (ii) which are otherwise acceptable to the Agent or (d) commercial paper issued by any corporation incorporated under the laws of the United States and rated at least "A-1+" (or the equivalent) by Standard & Poor's Ratings Service and at least "P-1" (or the equivalent) by Moody's Investors Service.

         "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "P.O. Box" means a locked postal box located in a United States post office to which Obligors remit payments of Receivables.

         "Postal Notice" means a notice from an Originator directing the United States post office where any P.O. Box is located to transfer control of such P.O. Box to the Agent, which notice shall be substantially in the form of
Exhibit XII.

         "Potential Amortization Event" means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

         "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         "Principal Collections" means Collections other than Finance Charge Collections.

         "Pro Rata Share" means, for each Financial Institution, a percentage equal to (i) the Commitment of such Financial Institution, divided by (ii) the aggregate amount of all Commitments of all Financial Institutions hereunder, adjusted as necessary to give effect to the application of the terms of Sections
13.5 or 13.6.

         "Purchase Limit" means $200,000,000.

         "Purchase Notice" has the meaning set forth in Section 1.2.


                                       Exh. I-20

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT


         "Purchase Price" means, with respect to any Incremental Purchase of a Purchaser Interest, the amount paid to Seller for such Purchaser Interest which shall not exceed the least of (i) the amount requested by Seller in the applicable Purchase Notice, (ii) the unused portion of the Purchase Limit on the applicable purchase date and (iii) the excess, if any, of the Net Receivables Balance (less the Credit Enhancement) on the applicable purchase date over the aggregate outstanding amount of Aggregate Capital determined as of the date of the most recent Monthly Report, taking into account such proposed Incremental Purchase.

         "Purchaser Interest" means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Capital, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:

                                        C
                                    --------
                                    NRB - CE

         where:

         C        =        the Capital of such Purchaser Interest.

         CE       =        the Credit Enhancement.

         NRB      =        the Net Receivables Balance.


Such undivided percentage ownership interest shall be initially computed on its date of purchase. Thereafter, until the Amortization Date, each Purchaser Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Amortization Date. The variable percentage represented by any Purchaser Interest as computed (or deemed recomputed) as of the close of the Business Day immediately preceding the Amortization Date shall remain constant at all times thereafter.


                                       Exh. I-21

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT


         "Purchasers" means Conduit and each Financial Institution.

         "Purchasing Financial Institution" has the meaning set forth in Section 12.1(b).

         "Receivable" means at any time, each and every Originated Receivable that has been identified for sale to Seller in any Sale Assignment (as defined in the Receivables Sale Agreement), including all schedules thereto, delivered pursuant to Section 1.1(a)(ii) of the Receivables Sale Agreement.

         "Receivables Sale Agreement" means that certain Receivables Sale Agreement, dated as of May 10, 2002, by and among the Originators and Seller, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Records" means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

         "Reduction Notice" has the meaning set forth in Section 1.3.

         "Reduction Percentage" means, for any Purchaser Interest acquired by the Financial Institutions from Conduit for less than the Capital of such Purchaser Interest, a percentage equal to a fraction the numerator of which is the Conduit Transfer Price Reduction for such Purchaser Interest and the denominator of which is the Capital of such Purchaser Interest.

         "Related Equipment" means with respect to any Receivable, the goods sold or licensed to or financed for the Obligor which sale, licensing or financing gave rise to such Receivable and all financing statements or other filings with respect thereto.

         "Related Security" means, with respect to any Receivable:

                  (i) all of Seller's interest in the Related Equipment or other inventory and goods (including returned or repossessed inventory or goods), if any, the sale, licensing or financing of which by the applicable Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

                  (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all


                                       Exh. I-22

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT


         financing statements and security agreements describing any collateral securing such Receivable,

                  (iii) all guaranties, letters of credit, insurance, "supporting obligations" (within the meaning of Section 9-102(a) of the UCC of all applicable jurisdictions) and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

                  (iv) all service contracts and other contracts and agreements associated with such Receivable,

                  (v) all Records related to such Receivable,

                  (vi) all of Seller's right, title and interest in, to and under the Receivables Sale Agreement and the Performance Undertaking,

                  (vii) all of Seller's right, title and interest in and to each Lock-Box, P.O. Box and Collection Account, and any and all agreements related thereto,

                  (viii) all of Seller's right, title and interest in, to and under the Hedging Agreement, and

                  (ix) all proceeds of any of the foregoing.

         "Repossessed" means that, with respect to any Related Equipment, the applicable Originator or its agent has obtained possession, control and dominion of such Related Equipment from the related Obligor.

         "Required Financial Institutions" means, at any time, Financial Institutions with Commitments in excess of 66-2/3% of the Purchase Limit.

         "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of membership units of Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of membership units or in any junior class of membership units of Seller, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of membership units of Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans


                                       Exh. I-23

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT


(as defined in the Receivables Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of membership units of Seller now or hereafter outstanding, and (v) any payment of management fees by Seller (except for reasonable management fees to the Originators or their Affiliates in reimbursement of actual management services performed).

         "Second Tier Account" means the account numbered 1109735 maintained by Seller in the name of "PDC Funding Company, LLC" at Bank One, together with any successor account or sub-account.

         "Seller" has the meaning set forth in the preamble to this Agreement.

         "Seller Parties" has the meaning set forth in the preamble to this Agreement.

         "Servicer" means at any time the Person (which may be the Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.

         "Servicing Fee" has the meaning set forth in Section 8.6.

         "Settlement Date" means (A) the 19th day of each calendar month, and
(B) the last day of the relevant Tranche Period in respect of each Purchaser Interest of the Financial Institutions; or, in each case, if such day is not a Business Day, then the first Business Day thereafter.

         "Settlement Period" means (A) in respect of each Purchaser Interest of Conduit, (i) at any time when the Hedge Agreement is not in full force and effect, the immediately preceding Accrual Period and (ii) at any time when the Hedge Agreement is in full force and effect, each period commencing on (and including) a Settlement Date and ending on (but excluding) the next Settlement Date, and (B) in respect of each Purchaser Interest of the Financial Institutions, the entire Tranche Period of such Purchaser Interest. As used herein, the "related" Settlement Period with respect to a Settlement Date means the Settlement Period which precedes such Settlement Date in the case of Purchaser Interests of the Conduit or which ends on such Settlement Date in the case of Purchaser Interests of the Financial Institutions.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the


                                       Exh. I-24

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT


ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Seller.

         "Termination Date" has the meaning set forth in Section 2.2(d).

         "Termination Percentage" has the meaning set forth in Section 2.2(d).

         "Terminating Financial Institution" has the meaning set forth in
Section 13.6(a).

         "Terminating Tranche" has the meaning set forth in Section 4.3(b).

         "Tranche Period" means, with respect to any Purchaser Interest held by a Financial Institution:

                  (a) if Financial Institution Yield for such Purchaser Interest is calculated on the basis of the LIBO Rate, a period of one month, or such other period as may be mutually agreeable to the Agent and Seller, commencing on a Business Day selected by Seller or the Agent pursuant to this Agreement. Such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or

                  (b) if Financial Institution Yield for such Purchaser Interest is calculated on the basis of the Prime Rate, a period commencing on a Business Day selected by Seller and agreed to by the Agent, provided no such period shall exceed one month.

If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Purchaser Interest which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Tranche Period shall end on the Amortization Date. The duration of each Tranche Period which commences after the Amortization Date shall be of such duration as selected by the Agent.

         "Transaction Documents" means, collectively, this Agreement, each Purchase Notice, the Receivables Sale Agreement, the Performance Undertaking, the Intercreditor Agreement, each Collection Account Agreement, the Hedging Agreement, the Fee Letter,


                                       Exh. I-25

                                        PATTERSON RECEIVABLES PURCHASE AGREEMENT


the Subordinated Note (as defined in the Receivables Sale Agreement) and all other instruments, documents and agreements executed and delivered in connection herewith.

         "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

         "Unconditional Liquidity Provider" means a Financial Institution that is identified by the Agent or by Bank One as an entity which will not under any circumstance receive any Conduit Transfer Price Reduction hereunder.

         "US Bank" means U.S. Bank National Association, a national banking association, together with its successors.

         "US Bank Contract Purchase Agreement" means that certain Second Amended and Restated Contract Purchase Agreement, dated as of April 28, 2000, by and among PDCo, PDSI, certain financial institutions party thereto and US Bank, as agent, as amended by the First Amendment to Second Amended and Restated Contract Purchase Agreement, dated as of April 30, 2001 and as further amended, restated, supplemented or otherwise modified from time to time.

         "US Bank Receivable" means each receivable identified on a schedule to the US Bank Contract Purchase Agreement (or in any other writing delivered pursuant thereto) as a receivable to be sold thereunder and identified at least by the obligor thereof and the outstanding principal amount thereof.

         "Veterinary Receivable" means a Receivable arising from the sale or financing by Webster of veterinary equipment.

         "Webster" means Webster Veterinary Supply, Inc., a Minnesota corporation, together with its successors and assigns.

         All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.


                                       Exh. I-26